                                                                     EXHIBIT 4.2


                                 $835,000,000

                               CREDIT AGREEMENT

                                  dated as of

                                  May 1, 1997

                                     among

                          Valero Energy Corporation,

                    Valero Refining and Marketing Company,

                           The Banks Listed Herein,

                  Morgan Guaranty Trust Company of New York,
                           as Administrative Agent,

                                      and

                               Bank of Montreal,
                     as Syndication Agent and Issuing Bank

                         TABLE OF CONTENTS

                           -------------

                                                              PAGE
                                                              ----

                            ARTICLE 1
                           DEFINITIONS

SECTION 1.01.  Definitions.......................................2
SECTION 1.02.  Accounting Terms and Determinations..............20
SECTION 1.03.  Types of Borrowings..............................21
SECTION 1.04.  Other Definitional Provisions....................21


                             ARTICLE 2
                           THE CREDITS

SECTION 2.01.  Commitments to Lend..............................22
SECTION 2.02.  Notice of Committed Borrowing....................22
SECTION 2.03.  Money Market Borrowings..........................22
SECTION 2.04.  Notice to Banks; Funding of Loans................27
SECTION 2.05.  Notes............................................28
SECTION 2.06.  Maturity of Loans................................28
SECTION 2.07.  Interest Rates...................................28
SECTION 2.08.  Facility Fee.....................................31
SECTION 2.09.  Optional Termination or Reduction of
               Commitments......................................31
SECTION 2.10.  Mandatory Termination or Reduction of
               Commitments......................................31
SECTION 2.11.  Optional Prepayments.............................32
SECTION 2.12.  General Provisions as to Payments................33
SECTION 2.13.  Funding Losses...................................34
SECTION 2.14.  Computation of Interest and Fees.................34


                            ARTICLE 3
                        LETTERS OF CREDIT

SECTION 3.01.  Letter of Credit Commitment......................34
SECTION 3.02.  Letter of Credit Requests........................35
SECTION 3.03.  Letter of Credit Fees............................36
SECTION 3.04.  Agreement to Repay Letter of Credit Drawings.....36
SECTION 3.05.  Indemnity........................................38
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                                                              PAGE
                                                              ----

                            ARTICLE 4
                            CONDITIONS

SECTION 4.01.  Effectiveness....................................39
SECTION 4.02.  Borrowings.......................................40
SECTION 4.03.  Assumption.......................................41


                            ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Corporate Existence and Power....................42
SECTION 5.02.  Corporate and Governmental Authorization; No
               Contravention....................................42
SECTION 5.03.  Binding Effect...................................43
SECTION 5.04.  Financial Information............................43
SECTION 5.05.  Litigation.......................................43
SECTION 5.06.  Compliance with ERISA............................44
SECTION 5.07.  Environmental Matters............................44
SECTION 5.08.  Taxes............................................45
SECTION 5.09.  Subsidiaries.....................................45
SECTION 5.10.  Not an Investment Company........................45
SECTION 5.11.  Full Disclosure..................................45
SECTION 5.12.  Representations in Other Documents...............46


                            ARTICLE 6
                       OLD VALERO COVENANTS

SECTION 6.01.  Information
                ................................................46
SECTION 6.02.  Payment of Obligations...........................48
SECTION 6.03.  Maintenance of Property; Insurance...............48
SECTION 6.04.  Conduct of Business and Maintenance of
               Existence........................................48
SECTION 6.06.  Inspection of Property, Books and Records........49
SECTION 6.07.  Fixed Charge Coverage............................49
SECTION 6.08.  Debt.............................................50
SECTION 6.09.  Minimum Consolidated Net Worth...................50
SECTION 6.10.  Negative Pledge--Liens...........................50
SECTION 6.11.  Subsidiary Debt..................................53
SECTION 6.12.  Investments, Loans, Advances.....................53
SECTION 6.13.  Consolidations, Mergers and Transfers of Assets..55

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                                                              PAGE
                                                              ----

SECTION 6.14.  Use of Proceeds..................................56
SECTION 6.15.  Transactions with Affiliates.....................56
SECTION 6.16.  Lease Payments...................................57
SECTION 6.17.  Restriction on Other Agreements..................57
SECTION 6.18.  Ordinary Course Transactions.....................57
SECTION 6.19.  No Modification of Certain Documents Without
               Consent..........................................57


                            ARTICLE 7
                       NEW VALERO COVENANTS

SECTION 7.01.  Information......................................58
SECTION 7.02.  Payment of Obligations...........................60
SECTION 7.03.  Maintenance of Property; Insurance...............60
SECTION 7.04.  Conduct of Business and Maintenance of
               Existence........................................60
SECTION 7.05.  Compliance with Laws
                ................................................60
SECTION 7.06.  Inspection of Property, Books and Records........61
SECTION 7.07.  Fixed Charge Coverage............................61
SECTION 7.08.  Debt.............................................62
SECTION 7.09.  Minimum Consolidated Net Worth...................62
SECTION 7.10.  Negative Pledge--Liens...........................62
SECTION 7.11.  Subsidiary Debt..................................65
SECTION 7.12.  Investments, Loans, Advances.....................65
SECTION 7.13.  Consolidations, Mergers and Transfers of Assets..66
SECTION 7.14.  Use of Proceeds..................................67
SECTION 7.15.  Transactions with Affiliates.....................67
SECTION 7.16.  Lease Payments...................................68
SECTION 7.17.  Restriction on Other Agreements..................68
SECTION 7.18.  Restricted Payments..............................68
SECTION 7.19.  Hedging Facilities...............................69
SECTION 7.20.  Inventory Monetization...........................69
SECTION 7.21.  Additional Guarantors............................69


                            ARTICLE 8
                             DEFAULTS

SECTION 8.01.  Events of Default................................69
SECTION 8.02.  Cash Cover.......................................72
SECTION 8.03.  Notice of Default................................72

                            ARTICLE 9
                     THE ADMINISTRATIVE AGENT

SECTION 9.01.  Appointment and Authorization....................73
SECTION 9.02.  Administrative Agent and Agent...................73
SECTION 9.03.  Action by Administrative Agent...................73
SECTION 9.04.  Consultation with Experts........................73
SECTION 9.05.  Liability of Administrative Agent................73
SECTION 9.06.  Indemnification..................................74
SECTION 9.07.  Credit Decision..................................74
SECTION 9.08.  Successor Administrative Agent...................74
SECTION 9.09.  Administrative Agent's Fee.......................75
SECTION 9.10.  Syndication Agent................................75


                            ARTICLE 10
                     CHANGE IN CIRCUMSTANCES

SECTION 10.01.  Basis for Determining Interest Rate Inadequate
                or Unfair.......................................75
SECTION 10.02.  Illegality......................................76
SECTION 10.03.  Increased Cost and Reduced Return...............76
SECTION 10.04.  Taxes...........................................78
SECTION 10.05.  Base Rate Loans Substituted for Affected Fixed
                Rate Loans......................................80
SECTION 10.06.  Borrower's Right to Replace Banks...............80


                            ARTICLE 11
                          MISCELLANEOUS

SECTION 11.01.  Notices.........................................81
SECTION 11.02.  No Waivers......................................81
SECTION 11.03.  Expenses; Indemnification.......................82
SECTION 11.04.  Sharing of Set-Offs.............................82
SECTION 11.05.  Amendments and Waivers..........................83
SECTION 11.06.  Successors and Assigns..........................83
SECTION 11.07.  Collateral......................................85
SECTION 11.08.  Governing Law; Submission to Jurisdiction.......85
SECTION 11.09.  Counterparts; Integration.......................85
SECTION 11.10.  WAIVER OF JURY TRIAL............................85

Schedule I - Pricing Schedule

Exhibit A - Note

Exhibit B - Money Market Quote Request

Exhibit C - Invitation for Money Market Quotes

Exhibit D - Money Market Quote

Exhibit E-1 - Opinion of Counsel for the Obligors

Exhibit E-2 - Opinion of Counsel for New Valero

Exhibit F-1 - Opinion of Special Counsel for the Administrative Agent

Exhibit F-2 - Opinion of Special Counsel for the Administrative Agent

Exhibit G - Assignment and Assumption Agreement

Exhibit H - Notice of Borrowing

Exhibit I - Subsidiary Guarantee Agreement

Exhibit J - Valero Assignment Agreement

                               CREDIT AGREEMENT

      AGREEMENT dated as of May 1, 1997, among VALERO ENERGY CORPORATION, VALERO REFINING AND MARKETING COMPANY, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and BANK OF MONTREAL, as Syndication Agent and Issuing Bank.

                             W I T N E S S E T H:

      WHEREAS, Valero Energy Corporation, a Delaware corporation ("OLD VALERO"), PG&E Corporation, a California corporation ("PG&E") and PG&E Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PG&E ("MERGER SUB") have entered into an Agreement and Plan of Merger dated as of January 31, 1997 (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into Old Valero (the "MERGER") and Old Valero will become a wholly-owned subsidiary of PG&E; and

      WHEREAS, pursuant to the Distribution Agreement (as defined in the Merger Agreement), Old Valero and Valero Refining and Marketing Company, a Delaware corporation and a wholly-owned subsidiary of Old Valero ("NEW VALERO"), will consummate the transactions contemplated in Article II of the Distribution Agreement, including the distribution as a dividend by Old Valero to its shareholders of all capital stock of New Valero (the "SPIN-OFF"); and

      WHEREAS, following the consummation of the Spin-Off and the Merger, New Valero intends to change its name to "VALERO ENERGY CORPORATION"; and

      WHEREAS, under the Merger Agreement, Old Valero is required to redeem for cash not later than the Effective Time (as defined in the Merger Agreement) all outstanding shares of its $3.125 Convertible Preferred Stock (liquidation preference $50.00 per share) (the "OLD VALERO PREFERRED STOCK") which shall not have theretofore been converted into common stock of Old Valero (the "PREFERRED STOCK REDEMPTION"); and

      WHEREAS, Old Valero and Salomon Inc have entered into a Purchase Agreement dated as of April 22, 1997 (the "PURCHASE AGREEMENT"), pursuant to which Old Valero will acquire all outstanding capital stock of Basis Petroleum Inc., a Texas corporation ("BASIS"), all on the terms and conditions therein set forth (the "ACQUISITION"); and

      WHEREAS, after the consummation of the Acquisition and prior to the Spin-Off, Old Valero will contribute all outstanding capital stock of Basis to New Valero as a contribution to capital (the "CONTRIBUTION"); and

      WHEREAS, the parties hereto desire to enter into this Agreement to provide financing to, prior to the Spin-Off, Old Valero and subsequent to the SpinOff, New Valero in order to finance the consummation of the transactions described above (the "TRANSACTIONS") and for other general corporate purposes;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

      SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

      "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

      "ACQUISITION" has the meaning set forth in the recitals hereto.

      "ADDITIONAL IDB" means up to $25,000,000 aggregate principal amount of industrial development bonds to be issued for the account of New Valero or a Subsidiary and supported by a Letter of Credit to be issued hereunder.

      "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.07(b).

      "ADMINISTRATIVE AGENT" means Morgan Guaranty in its capacity as administrative agent and documentation agent for the Banks under the Financing Documents, and its successors in such capacity.

      "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

      "AFFILIATE" means, with respect to any Person (the "SPECIFIED PERSON"),
(i) any Person that directly, or indirectly through one or more intermediaries, controls the Specified Person (a "CONTROLLING PERSON") and (ii) any Person (other than a Subsidiary of the Specified Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

      "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by New Valero or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, but excluding (i) dispositions of inventory or abandoned, obsolete or worn out machinery, fixtures, equipment and materials in the ordinary course of business, (ii) dispositions to New Valero or to a Wholly-Owned Consolidated Subsidiary of New Valero, (iii) dispositions pursuant to the Distribution Agreement, (iv) dispositions of cash or short-term investments otherwise permitted under this Agreement and (v) dispositions pursuant to the inventory monetization arrangement contemplated by Section 7.20.

      "ASSIGNEE" has the meaning set forth in Section 11.06(c).

      "ASSUMPTION" means the assignment by Old Valero of all of its rights and obligations under this Agreement and the Notes and the assumption by New Valero thereof in accordance with Section 4.03.

      "ASSUMPTION DATE" means the date and time on or after the Effective Date on which the Assumption shall become effective in accordance with Section 4.03.

      "AVAILABILITY LIMIT" means, at any date, (a) if such date is prior to the Assumption Date, an amount equal to the lesser of (i) the aggregate amount of the Commitments at such date and (ii) the sum of (x) $600,000,000 and (y) the amount of cash payments made by Old Valero on or prior to such date in connection with the Preferred Stock Redemption (such amount, for purposes of this clause (y), not to exceed $175,000,000) and (b) if such date is on or after the Assumption Date, the aggregate amount of the Commitments at such date.

      "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

      "BANK INFORMATION MEMORANDUM" means the information memorandum dated April 3, 1997 furnished to the Banks in connection with the financing hereunder.

      "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

      "BASE RATE LOAN" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to
Article 10.

      "BASIS" has the meaning set forth in the recitals hereto.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BMO" means Bank of Montreal.

      "BOND LETTER OF CREDIT" means the letter of credit issued by BMO pursuant to the Existing Credit Agreement to support payment of up to $98,500,000 principal amount of Industrial Development Corporation of Port of Corpus Christi Revenue Refunding Bonds (Valero Refining and Marketing Company Project) and specified amounts of accrued interest thereon, which letter of credit will become a Letter of Credit hereunder pursuant to Section 3.01(d). The amount available under the Bond Letter of Credit shall include, for all purposes of this Agreement, any amounts not currently available thereunder but subject to reinstatement in accordance with the terms thereof.

      "BORROWER" means (i) prior to the Assumption Date, Old Valero and (ii) on and after the Assumption Date, New Valero.

      "BORROWING" has the meaning set forth in Section 1.03.

      "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or 2.10 or increased or reduced from time to time pursuant to Section 11.06(c), or the obligation of such Bank to make Committed Loans and to participate in Letters of Credit hereunder in an aggregate amount at any time outstanding not to exceed such amount, as the context may require.

      "COMMITMENT REDUCTION DATE" means each of May 1, 2000 and May 1, 2001 (or, if either such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

      "COMMITTED BORROWINGS" has the meaning given such term in
Section 1.03.

      "COMMITTED LOAN" means a loan made by a Bank pursuant to Section
2.01.

      "CONSOLIDATED DEBT" means for any Person at any date the Debt of such Person and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with generally accepted accounting principles.

      "CONSOLIDATED NET INCOME" means, for any Person for any period, the net income of such Person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

      "CONSOLIDATED NET INCOME APPLICABLE TO COMMON STOCK" means, for any Person for any period, the net income to common shareholders of such Person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

      "CONSOLIDATED NET WORTH" means for any Person at any date the Net Worth of such Person and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with generally accepted accounting principles.

      "CONSOLIDATED SUBSIDIARY" means for any Person at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

      "CONSOLIDATED TOTAL ASSETS" means for any Person at any date the total assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis as of such date in accordance with generally accepted accounting principles.

      "CONTRIBUTION" has the meaning set forth in the recitals hereto.

      "DEBT" of any Person means at any date, without duplication, (i) all items of indebtedness or liability which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet at the date as of which indebtedness is to be determined, but excluding Net Worth, preferred stock (including, in the case of Old Valero, its $3.125 Convertible Preferred Stock), deferred credits, deferred taxes, accounts payable (not more than 120 days past due), accrued expenses and taxes payable, (ii) all obligations under leases which, in accordance with generally accepted accounting principles, would at such time (and assuming that the Person was not a regulated enterprise) be required to be capitalized on a balance sheet of such Person, (iii) all non-contingent obligations (and, solely for purposes of Sections 6.10 and 7.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (iv) all indebtedness, liabilities or obligations of others of the type described in clause (i), (ii) or (iii) that are Guaranteed by such Person and (v) all indebtedness, liabilities or obligations of others of the type described in clause (i), (ii), (iii) or (iv) that are secured by any Lien upon the properties or assets of such Person, provided that the amount of any Debt of such Person which constitutes Debt of such Person solely by reason of this clause (v) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien.

      "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DEFERRED TURNAROUND AND CATALYST COST" means, for any period, the amount of capital expenditures of New Valero and its Consolidated Subsidiaries during such period in respect of scheduled or periodic maintenance of refineries where such scheduled or periodic maintenance requires the shutdown of a refinery for a period in excess of 14 days; provided that Deferred Turnaround and Catalyst Cost shall not for purposes of calculations of compliance under Section 7.07 exceed $40,000,000 for any period of four consecutive fiscal quarters.

      "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

      "DISTRIBUTION AGREEMENT" has the meaning set forth in the Merger
Agreement.

      "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

      "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 4.01.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

      "EURO-DOLLAR LOAN" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

      "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.07(c).

      "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(c).

      "EVENT OF DEFAULT" has the meaning set forth in Section 8.01.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of November 1, 1995 among Old Valero, the banks parties thereto, Morgan Guaranty, as administrative agent, and BMO, as syndication agent and issuing bank, as amended to the Effective Date.

      "EXISTING LETTER OF CREDIT" means each letter of credit issued by BMO pursuant to the Existing Credit Agreement and outstanding on the Effective Date, including the Bond Letter of Credit.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty on such day on such transactions as determined by the Administrative Agent.

      "FEE LETTERS" means the respective fee letters dated March 31, 1997 from Morgan Guaranty, from BOM and from Morgan Guaranty and BOM together to Old Valero and New Valero.

      "FINANCIAL LETTER OF CREDIT" means the Bond Letter of Credit and any other Letter of Credit which is not a Performance Letter of Credit.

      "FINANCIAL OFFICER" means the chief financial officer, vice president-finance or other financial vice president, controller, treasurer or assistant treasurer of the Borrower.

      "FINANCING DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guarantee Agreement and the Valero Assignment Agreement.

      "FIRST MORTGAGE NOTES" means the notes issued pursuant to the Partnership Indenture.

      "FIXED RATE BORROWING" has the meaning set forth in Section 1.03.

      "FIXED RATE LOANS" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 10.01) or any combination of the foregoing.

      "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "GUARANTOR" means each Subsidiary of New Valero from time to time party to the Subsidiary Guarantee Agreement.

      "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

      "INDEMNITEE" has the meaning set forth in Section 11.03(b).

      "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) if any Interest Period includes a date on which a payment of principal of any Loan is required (as of the commencement of such Interest Period) to be made under Article 2 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

      (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the Termination Date;

      (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause

            (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) if any Interest Period includes a date on which a payment of principal of any Loan is required (as of the commencement of such Interest Period) to be made under Article 2 but does not end on such date, then (i) the principal amount (if any) of each Money Market LIBOR Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market LIBOR Loan shall have an Interest Period determined as set forth above.

      (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) if any Interest Period includes a date on which a payment of principal of any Loan is required (as of the commencement of such Interest Period) to be made under Article 2 but does not end on such date, then (i) the principal amount (if any) of each Money Market Absolute Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Money Market Absolute Rate Loan shall have an Interest Period determined as set forth above.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "ISSUING BANK" means BMO.

      "LETTERS OF CREDIT" has the meaning set forth in Section 3.01.

      "LETTER OF CREDIT OUTSTANDINGS" means, at any time, the sum (without duplication) of the aggregate Stated Amount of all outstanding Letters of Credit and the aggregate amount of all Unpaid Drawings in respect of Letters of Credit less the aggregate amount of cash collateral then held by the Administrative Agent pursuant to Section 2.10(f).

      "LETTER OF CREDIT TERMINATION DATE" means the date falling ten days prior to the Termination Date.

      "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "LOAN" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "LOANS" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

      "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

      "MAJOR CASUALTY EVENT" means any loss of or damage to property through one or more related events for which New Valero or any of its Subsidiaries receives any insurance proceeds under any casualty insurance policy or any condemnation of property (or any transfer or disposition of property in lieu of condemnation) for which New Valero or any of its Subsidiaries receives a condemnation award or other compensation, with respect to which the aggregate amount of such proceeds, award or other compensation exceeds $5,000,000 ; provided that such event shall not constitute a Major Casualty Event if New Valero notifies the Administrative Agent promptly after receipt of such proceeds, award or other compensation that the same will be committed by New Valero and its Subsidiaries to be used to repair or replace the affected asset within six months of the date of such notice and will be so used within thirty-six months of the date of such notice, but only to the extent such proceeds, award or other compensation is actually so used.

      "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

      "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

      "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

      "MATERIAL SUBSIDIARY" means (a) with respect to Old Valero: New Valero, Valero Refining Company, a Delaware corporation; the Partnership, Valero Management Partnership, L.P., a Delaware limited partnership; (b) with respect to New Valero, Valero Refining Company and Valero Marketing and Supply Company; and (c) with respect to the Borrower (whether Old Valero or New Valero): (i) upon consummation of the Acquisition, Basis and (ii) each other Subsidiary of the Borrower that would be a "SIGNIFICANT SUBSIDIARY" as such term is defined in Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended to the date hereof, and their respective successors.

      "MERGER" has the meaning set forth in the recitals hereto.

      "MERGER AGREEMENT" has the meaning set forth in the recitals hereto.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section
2.03(d).

      "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

      "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

      "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 10.01).

      "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

      "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

      "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

      "MORGAN GUARANTY" means Morgan Guaranty Trust Company of New
York.

      "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NET CASH PROCEEDS" means, with respect to any Reduction Transaction, an amount equal to the cash proceeds received by New Valero or any of its Subsidiaries from or in respect of such Reduction Transaction (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Reduction Transaction, (y) the amount of any Debt secured by a Lien on a related asset and discharged from the proceeds of any Asset Sale and
(z) any taxes paid or payable by such Person (as estimated by a Financial Officer) in respect of any Asset Sale.

      "NET WORTH" of a Person means at any time the sum of its capital stock, additional paid in capital, retained earnings, and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, less treasury stock; provided that "NET WORTH" shall not include the liquidation value of any preferred stock classified as redeemable preferred stock in accordance with generally accepted accounting principles.

      "NEW VALERO" has the meaning set forth in the recitals hereto.

      "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

      "NOTICE OF BORROWING" means a notice of borrowing in substantially the form of Exhibit H.

      "OBLIGORS" means the Borrower and New Valero (if not the Borrower).

      "OLD VALERO" has the meaning set forth in the recitals hereto.

      "OLD VALERO FORM 10-K" means Old Valero's annual report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

      "OLD VALERO PREFERRED STOCK" has the meaning set forth in the recitals hereto.

      "PARENT" means, with respect to any Bank, any Person controlling such Bank.

      "PARTICIPANT" has the meaning set forth in Section 11.06(b).

      "PARTNERSHIP" shall mean Valero Natural Gas Partners, L.P., a Delaware limited partnership.

      "PARTNERSHIP INDENTURE" means the certain Indenture of Mortgage and Deed of Trust and Security Agreement dated as of March 25, 1987, between Valero Management Partnership, L.P., a Delaware limited partnership and State Street Bank & Trust Company (as successor to The Bank of New England, N.A.), and Brian
J. Curtis, as Trustee, as amended, supplemented, restated, modified and in effect from time to time.

      "PARTNERSHIP LEASES" shall mean (a) that certain Lease and Agreement dated as of December 1, 1992, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Hydrocarbons, L.P., as lessee, relating to an approximately 200MMcf/d natural gas processing plant near Thompsonville, Texas, (b) that certain Lease and Agreement dated as of December

1, 1992, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Marketing, L.P., as lessee, relating to certain pipeline and fractionator facilities related to the natural gas processing plant referenced in the preceding clause; (c) that certain Lease and Agreement dated as of November 5, 1990, as amended and in effect on the date hereof, between ValeroTex, L.P., as lessor, and Valero Transmission, L.P., as lessee, relating to the approximately 105 mile extension of the Partnership's North Texas pipeline system to Carthage, Texas, (d) that certain Lease and Agreement dated as of December 1, 1991, as amended and in effect on the date hereof, between ValeroTex, L.P., and Valero Marketing, L.P., as lessee, relating to the expansion of the Partnership's fractionation and related pipeline facilities in the Corpus Christi, Texas area, and (e) any supplement to the foregoing or any other lease agreement which provides for additional equipment or other facilities to be leased to the Partnership or any of its Subsidiaries and is not required to be capitalized on the books of such lessee under generally accepted accounting principles.

      "PARTNERSHIP SUBSIDIARIES" shall mean the Partnership and its Subsidiaries, including Valero Management Partnership, L.P., a Delaware limited partnership.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERCENTAGE PARTICIPATION" means, for each Bank, the percentage obtained by dividing the amount of such Bank's Commitment by the aggregate amount of the Commitments.

      "PERFORMANCE LETTER OF CREDIT" means a Letter of Credit to back performance of non-financial or commercial contracts or undertakings of the Borrower and its Subsidiaries of the type which qualifies for a 50% conversion factor for purposes of risk-based capital adequacy regulations applicable to the Banks.

      "PERMITTED CASH INVESTMENTS" means investments in (i) marketable obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) time deposits with, including certificates of deposit issued by or money market deposits with, any Bank or with any other bank or trust company having combined capital, surplus and undivided profits of not less than $500,000,000 as of the date of its most recent financial statement (collectively the "PERMITTED BANKS"), (iii) bankers acceptances issued by or money market deposits with any Permitted Bank, (iv) commercial paper rated at least P-2 or A-2 by Moody's or S&P, respectively, (v) repurchase agreements with respect to the investments referred to in clauses
(i), (ii), (iii) and

(iv) with any Permitted Bank or with a major national brokerage firm, (vi) eurodollar time accounts or eurodollar certificates of deposit with any branch of any Permitted Bank, or (vii) shares of mutual funds that invest solely in investments of the types referred to in clauses (i) through (vi) above.

      "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PLAN" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "PREFERRED STOCK REDEMPTION" has the meaning set forth in the recitals hereto.

      "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

      "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty in New York City from time to time as its Prime Rate.

      "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

      "REDUCTION PERCENTAGE" means, for purposes of determining the amount of any mandatory reduction of the Commitments pursuant to Section 2.10(c), (i) in the case of any such reduction in respect of an Asset Sale, an incurrence of Debt or a Major Casualty Event, 100% and (ii) in the case of any such reduction in respect of the issuance of equity securities not constituting Debt, 75%.

      "REDUCTION TRANSACTION" means (i) any Asset Sale, (ii) the incurrence of any Debt by New Valero or any of its Subsidiaries (other than (A) Debt under this Agreement, (B) Debt secured by a Lien permitted by clauses (b) through (f) of Section 7.10, (C) Debt of a Subsidiary permitted by clause (iii) or (iv) of
Section 7.11, (D) the Additional IDB and (E) short-term borrowings under bank lines of credit), (iii) the issuance of any equity securities by New Valero or any of its Subsidiaries (other than (A) equity securities which constitute Debt of New Valero or any of its Subsidiaries, (B) equity securities issued to New Valero or any of its Subsidiaries and (C) equity securities issued pursuant to employee or director stock options or other benefit plans for employees or directors of New Valero or any of its Subsidiaries) or (iv) a Major Casualty Event; provided that a transaction shall not constitute a Reduction Transaction unless the Net Cash Proceeds thereof (or, if such transaction is a part of a series of related transactions, if the aggregate Net Cash Proceeds of such transactions) exceed $1,000,000. By reason of the foregoing proviso, equity securities issued in connection with an acquisition and Debt assumed in connection with an acquisition shall not constitute a Reduction Transaction. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 7 of this Agreement.

      "REFERENCE BANKS" means the principal London offices of BMO and Morgan Guaranty.

      "REFINERY" means the petroleum refinery and related facilities owned by New Valero and located in Nueces County, Texas.

      "REFUNDING BORROWING" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

      "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans and the Letter of Credit Outstandings.

      "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any capital stock of New Valero or any Subsidiary of New Valero (except dividends payable solely in capital stock of the same class of the same issuer) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of
(a) any capital stock of New Valero or any Subsidiary of New Valero or (b) any option, warrant or other right to acquire capital stock of New Valero or any Subsidiary of New Valero; provided that neither (x) the Special Dividend nor (y) payments to New Valero or a Wholly-Owned Consolidated Subsidiary of New Valero shall constitute Restricted Payments.

      "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but excluding the Termination Date.

      "S&P" shall mean Standard & Poor's Ratings Services.

      "SPECIAL DIVIDEND" means the special dividend payable by New Valero to Old Valero in accordance with Section 2.3 of the Distribution Agreement; provided that the gross amount of such special dividend shall not exceed $210,000,000.

      "SPIN-OFF" has the meaning set forth in the recitals hereto.

      "STATED AMOUNT" means, as to any Letter of Credit at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

      "SUBSIDIARY" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more other Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through one or more other Subsidiaries, has a greater than 50% equity interest at the time.

      "SUBSIDIARY GUARANTEE AGREEMENT" means an agreement in substantially the form of Exhibit I executed and delivered pursuant to Section 4.03.

      "SYNDICATION AGENT" means BMO in its capacity as syndication agent hereunder.

      "TERMINATION DATE" means May 1, 2002, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

      "TRANSACTION DOCUMENTS" means the Merger Agreement, the Distribution Agreement and the Purchase Agreement.

      "TRANSACTIONS" has the meaning set forth in the recitals hereto.

      "TURNAROUND QUARTER" means any fiscal quarter of the Borrower in which either the heavy oil cracker unit or the hydrogen desulfurization unit, hydrocracker, reformer or butane upgrading unit at the Refinery is shut down for scheduled or periodic maintenance for a period in excess of 14 days; provided that, on the date of any determination pursuant to this Agreement, only one of the most recently completed five fiscal quarters may constitute a "TURNAROUND QUARTER," and in the event that more than one such quarter would otherwise qualify as a "TURNAROUND QUARTER" without regard to this proviso, the Borrower shall select one such quarter as the "TURNAROUND QUARTER" for such five fiscal quarter period and shall promptly notify the Banks of such selection.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      "UNPAID DRAWING" has the meaning set forth in Section 3.04(a).

      "VALERO ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement between Old Valero and New Valero in substantially the form of Exhibit J.

      "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means, as to any Person, any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

      SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 6 or Article 7 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 6 or Article 7 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

      SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans and a "FIXED RATE BORROWING" is a Borrowing comprised of Fixed Rate Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

      SECTION 1.04. Other Definitional Provisions. References in this Agreement to "ARTICLES", "SECTIONS", "SCHEDULES" or "EXHIBITS" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "INCLUDE" or "INCLUDES" and "INCLUDING" shall be deemed to be followed by "WITHOUT LIMITATION" whether or not they are in fact followed by such words or words of like import. "WRITING", "WRITTEN" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. Reference to any Person include the successors and permitted assigns of such Person. References "FROM" or "THROUGH" any date mean, unless otherwise specified, "FROM AND INCLUDING" or "THROUGH AND INCLUDING", respectively.

                            ARTICLE 2

                           THE CREDITS

      SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts requested by the Borrower, provided that the sum of the aggregate principal amount of Committed Loans by such Bank at any one time outstanding and such Bank's ratable share of the Letter of Credit Outstandings at such time shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 4.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans, and re-borrow at any time during the Revolving Credit Period under this Section.

      SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent a Notice of Borrowing not later than 12:30 P.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

     (b)   the aggregate amount of such Borrowing;

     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

     (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

      SECTION 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 12:30 P.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Money Market Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

        (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

       (ii) the aggregate amount of such Borrowing, which shall be $1,000,000 or a larger multiple of $1,000,000,

      (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

       (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each

Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 4 and 8, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

    (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

              (A) the proposed date of Borrowing;

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $1,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

              (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate;

              (D) in the case of an Absolute Rate Auction, the rate of
            interest per annum (specified to the nearest 1/10,000th of 1%) (the

            "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan; and

              (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii)   Any Money Market Quote shall be disregarded if it:

              (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
            (d)(ii);

              (B) contains qualifying, conditional or similar language;

              (C) proposes terms other than or in addition to those set
            forth in the applicable Invitation for Money Market Quotes; or

              (D) arrives after the time set forth in subsection (d)(i).

      (e)   Notice to Borrower.

        (i) The Administrative Agent shall promptly notify the Borrower of (A) the terms of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (B) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.

        (ii) The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 12:30 P.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice shall be a Notice of Borrowing which shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

        (ii) the principal amount of each Money Market Borrowing must be $1,000,000 or a larger multiple of $1,000,000;

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

        (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

      (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

      SECTION 2.04.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in
Article 4 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     (e) Nothing in subsection (d) shall be deemed to relieve any Bank from its obligation to make Loans or to prejudice any right which the Borrower may have against any Bank if such Bank defaults in the performance of its obligations under this Agreement.

      SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 4.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

      SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears on the third Domestic Business Day following the end of each calendar quarter and on the third Domestic Business Day following the Termination Date (or earlier date of termination of the Commitments in their entirety) for the period to and including the last day of such calendar quarter or the Termination Date (or such earlier date of termination of the Commitments in their entirety). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

      "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

      The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

      The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

      "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 10.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) Subject to Section 10.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 10.01 shall apply.

      SECTION 2.08. Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or such earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings. Any facility fee payable under this Section shall be payable in arrears on the third Domestic Business Day following the end of each calendar quarter and on the third Domestic Business Day following the Termination Date (or earlier date of termination of the Commitments in their entirety) for the period to and including the last day of such calendar quarter or the Termination Date (or such earlier date of termination of the Commitments in their entirety).

      SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time and there are no Letter of Credit Outstandings at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings.

      SECTION 2.10.  Mandatory Termination or Reduction of Commitments.

     (a) Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     (b) Reduction of Commitments. On each Commitment Reduction Date, the Commitments shall be reduced by $150,000,000.

     (c) Reduction Transactions. In the event that New Valero or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Reduction Transaction, the Commitments shall be reduced by an amount equal to the Reduction Percentage of such Net Cash Proceeds.

     (d) Timing of Reductions. The reductions required by subsection (c) of this
Section 2.10 shall be effective forthwith upon receipt by New Valero or any of its Subsidiaries, as the case may be, of the proceeds of the related Reduction Transaction; provided that if any such reduction in the Commitments would otherwise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the related Interest Period, such reduction shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to such last day. The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each reduction in the Commitments pursuant to subsection (c).

     (e) Application of Reductions. Each reduction of Commitments pursuant to this Section shall be applied ratably to the respective Commitments of all Banks. The amount of any reduction of the Commitments pursuant to Section 2.09 or subsection (c) shall be applied to reduce the amount of subsequent scheduled reductions of the Commitments pursuant to subsections (a) and (b) in inverse order of maturity.

     (f) Mandatory Prepayments. On the date of each reduction of Commitments pursuant to this Section 2.10, the Borrower shall prepay or repay the outstanding Loans and/or pay to the Administrative Agent immediately available funds to be held as collateral for the obligations of the Borrower under Article 3 in such amounts as may be necessary so that after such payment the sum of the aggregate unpaid principal amount of the outstanding Loans and the Letter of Credit Outstandings does not exceed the aggregate amount of the Commitments as then reduced. The Borrower shall select by not less than three Euro-Dollar Business Days' notice to the Administrative Agent (or failing such timely selection by the Borrower, the Administrative Agent shall select) the particular Borrowings to be prepaid or repaid and/or the amount of cash to be delivered as collateral pursuant to this subsection (f); provided that (i) all outstanding Base Rate Loans shall be prepaid prior to any prepayment of Fixed Rate Loans pursuant to this subsection (f), (ii) all outstanding Committed Loans shall be prepaid prior to any prepayment of Money Market Loans pursuant to this subsection (f) and (iii) unless the Borrower otherwise elects, all outstanding Loans shall be prepaid prior to any payments of amounts to be held as cash collateral hereunder.

      SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.13, the Borrower may, upon notifying the Administrative Agent no later than 12:30 p.m. (New York City time) on any Domestic Business Day, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 10.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, (i) with respect to any Base Rate Borrowing, by paying the principal amount to be prepaid and (ii) with respect to any Euro-Dollar Borrowing or Money Market Borrowing bearing interest at the Base Rate, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Except as provided in Sections 2.10(f) and 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

      SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 8 or 10 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of and basis for determining such loss or expense, which certificate shall be conclusive in the absence of manifest error.

      SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                            ARTICLE 3

                        LETTERS OF CREDIT

      SECTION 3.01. Letter of Credit Commitment. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Issuing Bank to issue, and the Issuing Bank agrees to issue, at any time and from time to time on or after the Effective Date and prior to the Letter of Credit Termination Date, one or more irrevocable letters of credit ("LETTERS OF CREDIT") for the account of the Borrower, and for the benefit of any obligee of payment obligations of the Borrower or any of its Subsidiaries, in amounts such that the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings shall at no time exceed the aggregate amount of the Commitments.

     (b) Each Letter of Credit shall be in a form customarily used by the Issuing Bank on the Effective Date or otherwise in such form as may be approved by the Issuing Bank. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank), and shall also be subject to Section 5-114 of the New York Uniform Commercial Code.

     (c) Each Letter of Credit issued hereunder shall (i) be denominated in United States dollars and provide for the payment of sight drafts and/or documents when presented for honor thereunder in accordance with the terms thereof and accompanied by the documents described therein, and (ii) have an expiry date occurring not later than (1) the earliest of one year after the date of issuance or (2) the Letter of Credit Termination Date. Notwithstanding anything to the contrary contained in clause (ii) of the preceding sentence, if requested prior to the Letter of Credit Termination Date, but not earlier than 45 days prior to the expiry date of any Letter of Credit, the expiry date of such Letter of Credit may be extended for a period of up to one year from the expiry date in effect before giving effect to such extension (but in no event later than the Letter of Credit Termination Date) so long as such Letter of Credit could otherwise be issued at such time pursuant to this Agreement.

     (d) Upon the issuance of any Letter of Credit (or upon the Effective Date with respect to any Existing Letter of Credit), the Issuing Bank shall be deemed to have sold and each Bank shall be deemed to have acquired, an undivided participation in each Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and in each drawing made thereunder in a percentage equal to the Percentage Participation of such Bank.

      SECTION 3.02. Letter of Credit Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Issuing Bank and the Administrative Agent notice no later than 12:30 p.m. (Chicago time) on any Domestic Business Day, including instructions in such notice, and such letter of credit applications or other documents that the Issuing Bank customarily requires in connection therewith. In the event any provision of any letter of credit application is inconsistent with, or in conflict with, any provision of this Agreement, the provisions of this Agreement shall control.

      SECTION 3.03. Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of the Banks, a letter of credit fee at a rate per annum equal to the applicable Letter of Credit Rate (determined daily in accordance with the Pricing Schedule) for such day on the aggregate daily amount available for drawing under all Letters of Credit issued hereunder, such fee to be payable for the account of the Banks ratably in proportion to their participation therein.

     (b) The Borrower agrees to pay the Issuing Bank, for its own account, a fronting fee in respect of each Letter of Credit issued hereunder in accordance with BMO's Fee Letter.

     (c) Fees payable pursuant to subsections (a) and (b) shall be calculated to the end of each calendar quarter and to the Letter of Credit Termination Date, and shall be due and payable on the third Domestic Business Day following the end of each calendar quarter during the term hereof and on the third Domestic Business Day following the Letter of Credit Termination Date.

      SECTION 3.04. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") within one Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, if and to the extent not reimbursed prior to 2:00 P.M., Chicago time, on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank was reimbursed therefor at a rate per annum which shall be the rate of interest that would be applicable to Base Rate Loans during such period.

     (b) The Borrower's obligations under this Section 3.04 to reimburse the Issuing Bank with respect to Unpaid Drawings in respect of Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including the Issuing Bank in its capacity as issuer of the Letter of Credit or as a Bank), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "DRAWING") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing. The Borrower assumes all risks as a result of the acts or omissions of the user of any Letter of Credit and all risks of the misuse of any Letter of Credit. The Issuing Bank in its capacity as issuer of any Letter of Credit shall not be liable:

             (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document reasonably believed to be genuine by the Person examining such document in connection with any Letter of Credit, even if it should prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged,

            (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to assign any Letter of Credit or the rights and benefits thereunder or the proceeds thereof,

           (iii) for clerical, administrative or other ministerial errors, such as failure of any draft to bear any reference or adequate reference to any applicable Letter of Credit, or failure of any Person to note the amount of any draft on any applicable Letter of Credit or to surrender or take up any applicable Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in any Letter of Credit, may be waived by the Issuing Bank,

            (iv) for errors, omissions, interruptions or delays in transmissions or delivery of any message, by mail, telegraph, telex or otherwise,

             (v) for any error, neglect, default, suspension or insolvency of any correspondent,

            (vi) for errors in translation or for errors in interpretation of technical terms,

           (vii) for any loss or delay in the transmission or otherwise of any Letter of Credit or any document or draft in connection therewith or the proceeds thereof,

          (viii) for any consequence arising from causes beyond the control of the Issuing Bank, or

            (ix) for any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person which might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of or defense to the Borrower's obligations hereunder. Nothing in this subsection (b) is intended to limit the right of the Borrower to make a claim against the Issuing Bank for damages as contemplated by the proviso to the first sentence of Section 3.05.

     (c) Promptly upon the occurrence of any Unpaid Drawing, the Issuing Bank shall notify the Borrower and the Banks thereof. Failure to give such notice, however, shall not affect the obligations of the Borrower or the Banks in respect of such Unpaid Drawing.

     (d) Promptly after receiving notice of any Unpaid Drawing, each Bank shall pay to the Issuing Bank the amount of such Bank's Percentage Participation in such Unpaid Drawing by transferring the same to the Issuing Bank in immediately available funds at the office specified by it in such notice. To the extent any Bank does not effect such payment on the date of any Unpaid Drawing, such Bank agrees to pay interest to the Issuing Bank on such amount until such payment is made at the overnight Federal Funds Rate. If a Bank shall have made all payments to the Issuing Bank required by this Section, the Issuing Bank shall pay such Bank its proportionate share of all payments received by the Issuing Bank from the Borrower in respect of Unpaid Drawings, all as, and, to the extent possible, when received by the Issuing Bank.

      SECTION 3.05. Indemnity. The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Bank from and against any and all claims, damages, losses, liabilities, costs or expenses which it may incur, and none of the Banks (including any Issuing Bank) nor the Administrative Agent nor any of their officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever (including without limitation the circumstances enumerated in Section 3.04(b) above) in making or failing to make payment under such Letter of Credit; provided that the Borrower shall have a claim against the Issuing Bank for direct (but not consequential) damage suffered by it, to the extent caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request that strictly complies with the terms and conditions of such Letter of Credit. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                                   ARTICLE 4

                                  CONDITIONS

      SECTION 4.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

     (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Administrative Agent of a duly executed Note of Old Valero for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

     (c) receipt by the Administrative Agent of an opinion of Stan L. McLelland, Executive Vice President and General Counsel of Old Valero, substantially in the form of Exhibit E-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and the Transaction Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

     (f) receipt by the Administrative Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

     (g) receipt by the Administrative Agent of copies of each of the Transaction Documents, certified by a duly authorized officer of Old Valero as being the forms thereof in effect at the time, which forms shall not differ in any material respect from the respective forms of the Transaction Documents delivered to the Banks prior to the execution and delivery of this Agreement;

     (h) receipt by the Agent of a certificate of a duly authorized officer of Old Valero to the effect that the Acquisition is being consummated substantially simultaneously with the effectiveness of this Agreement and the initial Borrowing hereunder, all in accordance with the Purchase Agreement without waiver of any material conditions to closing thereunder;

     (i) receipt by the Administrative Agent of a report of Pace Consultants, Inc. confirming the reasonableness in their view of the assumptions set forth in
Section XI of the Bank Information Memorandum;

     (j) receipt by the Administrative Agent of an environmental due diligence report prepared by RMT Jones & Nuese, which shall be consistent in all material respects with the information relating to environmental matters in respect of Basis heretofore disclosed to the Banks and in form and substance satisfactory to the Administrative Agent; and

     (k) receipt by the Administrative Agent of a certificate from Edward C. Benninger, President of New Valero with respect to the solvency of New Valero on a pro forma basis after giving effect to the Transactions and the financing thereof, in substantially the form of the draft thereof heretofore furnished to the Banks.

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 15, 1997. The Administrative Agent shall promptly notify the Obligors and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "REQUIRED BANKS" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness.

      SECTION 4.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing or of the Issuing Bank to issue or extend any Letter of Credit is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or by the Issuing Bank and the Administrative Agent of a notice as required by Section 3.02, as may be applicable;

     (b) the fact that, immediately after such Borrowing, the sum of the aggregate outstanding principal amount of the Loans and the Letter of Credit Outstandings will not exceed the Availability Limit;

     (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 5.04(c) and 5.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

      SECTION 4.03. Assumption. The Assumption shall automatically become effective immediately upon consummation of the Spin-Off; provided that the Administrative Agent shall have theretofore received each of the documents specified below:

     (a) a duly executed Note of New Valero for the account of each Bank dated on or before the Assumption Date complying with the provisions of Section 2.05;

     (b) duly executed counterparts of the Valero Assignment Agreement;

     (c) counterparts of the Subsidiary Guarantee Agreement, duly executed by each Material Subsidiary of New Valero;

     (d) an opinion of the General Counsel of New Valero, or other counsel for New Valero reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit E-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F-2 hereto and covering such additional matters relating to the transactions contemplated by such assignment as the Required Banks may reasonably request;

     (f) a certificate of a duly authorized officer of New Valero certifying that, on and as of the Assumption Date and after giving effect to the Assumption, (i) all representations and warranties of the Borrower contained in the Financing Documents are true and correct, (ii) no Default shall have occurred and be continuing, (iii) the Acquisition has been consummated in accordance with the Purchase Agreement, without waiver of any conditions material thereunder, and (iv) the Contribution has been made; and

     (g) all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and the Transaction Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

On the Assumption Date all rights and obligations of the Borrower under this Agreement (including, without limitation, the Loans) shall be assigned by Old Valero to New Valero. On the Assumption Date, immediately and automatically upon the effectiveness of the Assumption, Old Valero shall cease to be a party to this Agreement and thereafter Old Valero shall be released from its liabilities and obligations under this Agreement and its Notes and shall have no further liabilities or obligations under this Agreement or its Notes. The Notes of Old Valero shall be marked "CANCELED" and returned to Old Valero. The Administrative Agent shall promptly notify Old Valero, New Valero and the Banks of the Assumption Date, and such notice shall be conclusive and binding on all parties hereto.

                            ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES

      Each Obligor represents and warrants that:

      SECTION 5.01. Corporate Existence and Power. Each Obligor and each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor and each Guarantor of each Financing Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any reports required to be filed by an Obligor with or to the

Securities and Exchange Commission (or any successor thereto) pursuant to the Exchange Act) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and of New Valero (if not the Borrower), and each other Financing Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each Obligor and Guarantor party thereto, in each case enforceable in accordance with its terms.

      SECTION 5.04. Financial Information.

     (a) The consolidated balance sheet of Old Valero and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Old Valero Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Old Valero and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited pro forma consolidated balance sheet of New Valero as of December 31, 1996 and the related unaudited pro forma consolidated statement of income for the year ended December 31, 1996 set forth in the Bank Information Memorandum, are complete and correct in all material respects and have been prepared on the basis described therein and otherwise in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (b) of this Section and show the consolidated financial position and results of operations of New Valero as if the Transactions had occurred, in the case of the consolidated balance sheet, on December 31, 1996 and in the case of the consolidated statement of earnings, as of January 1, 1996.

     (c) Since December 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole or of New Valero (if not the Borrower) and its Consolidated Subsidiaries, taken as a whole.

      SECTION 5.05. Litigation. Except as disclosed in the Old Valero Form 10-K or otherwise disclosed in writing to the Banks prior to the execution and delivery of this Agreement, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or of New Valero (if not the Borrower) and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any Financing Document.

      SECTION 5.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      SECTION 5.07. Environmental Matters. In the ordinary course of its business, such Obligor conducts or causes to be conducted an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Obligor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Obligor has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole or of New Valero (if not the Borrower) and its Consolidated Subsidiaries, taken as a whole.

      SECTION 5.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

      SECTION 5.09. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation, partnership or other legal entity duly organized, validly existing and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries, taken as a whole, or of New Valero (if not the Borrower) and its Consolidated Subsidiaries, taken as a whole. Each of the Borrower's Subsidiaries has all legal power and all governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and where the failure to have any such corporate or partnership power, licenses, authorizations, consents or approvals could reasonably be expected to have a material adverse effect on the business, financial position, results of operation of the Borrower and its Subsidiaries, taken as a whole.

      SECTION 5.10. Not an Investment Company. No Obligor party hereto is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 5.11. Full Disclosure. All information heretofore furnished by Obligors to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Obligors to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. Each Obligor has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected to materially and adversely affect (to the extent such Obligor can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or of New Valero (if not the Borrower) and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

      SECTION 5.12. Representations in Other Documents. (a) Each representation and warranty contained in the Transaction Documents made by any party thereto is true and correct in all material respects.

     (b) Each representation and warranty of each Guarantor set forth in the Subsidiary Guarantee Agreement is true and correct.

                                   ARTICLE 6

                             OLD VALERO COVENANTS

      Old Valero agrees that, so long as (i) it remains the Borrower hereunder and (ii) any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Outstandings remain:

      SECTION 6.01.  Information.  Old Valero will deliver to each of the Banks:

     (a) as soon as available and in any event within 105 days after the end of each fiscal year of Old Valero, a Form 10-K of Old Valero and its Consolidated Subsidiaries for such fiscal year as filed with the Securities and Exchange Commission;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Old Valero, a Form 10-Q of Old Valero and its Consolidated Subsidiaries for such quarter as filed with the Securities and Exchange Commission;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of Old Valero (i) setting forth whether Old Valero was in compliance with the requirements of Sections 6.07 to 6.13, inclusive, on the date of such financial statements, (ii) with respect to Sections 6.07 to 6.09, inclusive, and Section 6.12, setting forth the calculations in reasonable detail required to establish whether Old Valero was in compliance with the requirements of such Sections and
(iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Old Valero is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements.

     (e) within five days after any Financial Officer of Old Valero obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer of Old Valero setting forth the details thereof and the action which Old Valero is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of Old Valero generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Old Valero shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multi-employer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of Old Valero setting forth details as to such occurrence and action, if any, which Old Valero or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of Old Valero and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

      SECTION 6.02. Payment of Obligations. Old Valero will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

      SECTION 6.03. Maintenance of Property; Insurance.

     (a) Old Valero keep, and will cause each of its Subsidiaries to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, as would a prudent owner and operator of similar properties.

     (b) Old Valero shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts and with such levels of deductibles, as are customarily carried under similar circumstances by such other corporations.

      SECTION 6.04. Conduct of Business and Maintenance of Existence. Old Valero will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by Old Valero and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective legal existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into Old Valero or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the business or corporate existence of any Subsidiary if Old Valero in good faith determines that such termination is in the best interest of Old Valero and is not materially disadvantageous to the Banks.

      SECTION 6.05. Compliance with Laws. Old Valero will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 6.06. Inspection of Property, Books and Records. Old Valero will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which complete and accurate entries shall be made of all financial and business transactions of Old Valero and its Subsidiaries; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      SECTION 6.07. Fixed Charge Coverage. Old Valero will not permit the ratio of :

     (a) the sum (without duplication) of (i) Consolidated Net Income (excluding extraordinary items) of Old Valero for the applicable period, plus (ii) interest expense for Old Valero and its Subsidiaries on a consolidated basis for such period, plus (iii) deferred federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus (iv) depreciation and amortization expense deducted in determining such Consolidated Net Income for such period, plus (v) other noncash charges deducted in determining such Consolidated Net Income for such period, minus (vi) other noncash credits added in determining such Consolidated Net Income for such period, to

     (b) the sum (without duplication) of (i) interest incurred by the Old Valero and its Subsidiaries on a consolidated basis for such period (whether expensed or capitalized), plus (ii) cash dividends paid by Old Valero on its preferred and preference stock during such period (other than dividends paid on preferred and preference stock held by Old Valero or a Subsidiary of Old Valero), plus (iii) cash dividends paid by Old Valero on its common stock during such period (other than dividends reinvested in newly issued or treasury shares of common stock of Old Valero pursuant to any dividend reinvestment plan maintained by Old Valero for holders of its common stock), plus (iv) the amount of mandatory redemptions of preferred or preference stock made by Borrower during such period (excluding (x) redemptions of shares of such preferred or preference stock held by Old Valero or Subsidiaries of Old Valero), and (y) the Preferred Stock Redemption),

to be less than 1.6 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period).

      SECTION 6.08. Debt. Consolidated Debt of Old Valero will at no time exceed 57.5% of the sum of Consolidated Debt of Old Valero plus the Consolidated Net Worth of Old Valero plus the involuntary liquidation value of outstanding shares of redeemable preferred stock of Old Valero. For purposes of determining compliance with this Section 6.08, any Debt incurred to finance the Preferred Stock Redemption, and any reduction in Consolidated Net Worth of Old Valero on account of the Preferred Stock Redemption, shall be disregarded.

      SECTION 6.09. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of (i) $818,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income Applicable to Common Stock for each fiscal quarter of Old Valero ending after June 30, 1995 but prior to the date of determination for which fiscal quarter Consolidated Net Income Applicable to Common Stock is positive (but with no deduction on account of negative Consolidated Net Income Applicable to Common Stock for any fiscal period of Old Valero) plus (iii) 75% of the aggregate increase in Consolidated Net Worth attributable to the issuance and sale after June 30, 1995 of any capital stock of Old Valero (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of Old Valero or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of Old Valero into capital stock after June 30, 1995.

      SECTION 6.10. Negative Pledge--Liens. Neither Old Valero nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $585,000,000;

     (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Old Valero or a Subsidiary;

     (e) any Lien existing on any asset prior to the acquisition thereof by Old Valero or a Subsidiary;

     (f) any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

     (g) any Lien on property constituting substitutions or replacements for, or additions or accessions to, property of Old Valero or a Subsidiary and created pursuant to after-acquired property provisions of any Lien otherwise permitted by any of the foregoing clauses;

     (h) Liens for or in connection with taxes or assessments, governmental charges and similar charges not delinquent or being contested in good faith by appropriate proceedings, including deposits as security in connection therewith;

     (i) Liens reserved in or arising under leases constituting "DEBT" as described in clause (ii) of the definition thereof, or reserved in or arising under licenses, permits or operating leases for rent or other charges or to secure the performance of obligations thereunder;

     (j) Liens granted or arising in favor of an operator on assets subject to joint operations to secure payments or other obligations due such operator in connection with the operation of such assets;

     (k) Liens granted or arising on joint venture and partnership interests in favor of such joint ventures or partnerships or the other partners or owners thereof on Old Valero or its Subsidiaries' interests therein, or on the assets of such partnerships or joint ventures, to secure payments or other obligations due to such partnerships or joint ventures or the other partners or owners thereof with respect to the business of such partnerships or joint ventures;

     (l) Mechanics' and materialmens' liens or any lien or charge in connection with workmens' compensation, unemployment insurance or other social security or old age pension obligations or deposits in connection therewith, including obligations under ERISA; good faith deposits in connection with tenders or leases of real estate, bids or contracts; deposits to secure public or statutory obligations or to secure or in lieu of surety bonds;

     (m) Liens securing judgments or orders for the payment of money, or surety or appeal bonds with respect to any such judgments or order, in an aggregate amount not exceeding $25,000,000, so long as no Event of Default exists with respect thereto under Section 8.01(j);

     (n) Liens on property of a Subsidiary to secure obligations of such Subsidiary to Old Valero or to another Subsidiary; provided however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than Old Valero or another Subsidiary unless such Liens are otherwise permitted hereunder; provided further that any Lien on property of a non-Partnership Subsidiary to secure obligations of such non-Partnership Subsidiary to a Partnership Subsidiary shall not constitute a Lien permitted by this clause (n);

     (o) Rights reserved to or vested in, or obligations or duties owed to, any governmental or public authority or railroad or utility by the terms of any right, power, franchise, grant, license, permit or provision of law; and any easement, right-of-way, mineral lease or other agreement relating to the exploration, development, production or other exploitation of mining, oil, gas, timber or other natural resources, exception or reservation in any property of Old Valero or any Subsidiary granted or reserved in any property of Old Valero or any Subsidiary which do not materially impair the use of the property of Old Valero and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of Old Valero and its Subsidiaries;

     (p) Liens and encumbrances (other than those securing Debt or Derivative Obligations) existing upon property or rights in or relating thereto, including rights of tenants in common or other common owners; zoning, planning, environmental laws and ordinances and governmental regulations; and minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of the property of Old Valero and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of Old Valero and its Subsidiaries;

     (q) Liens on cash, cash equivalents, options or futures positions and other account holdings securing Derivatives Obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms; provided that the aggregate amount of assets subject to such Liens shall at no time exceed $60,000,000;

     (r) Liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business in favor of banks, brokers or other creditors;

     (s) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (t) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Consolidated Net Worth.

      SECTION 6.11. Subsidiary Debt. Old Valero will not permit any Subsidiary to become or to be liable in respect of any Debt other than (i) Debt existing on the date of this Agreement in aggregate amount not exceeding $585,000,000, (ii) Debt secured by a Lien permitted by clauses (a) through (r) of Section 6.10,
(iii) Debt of a Person existing at the time such Person becomes a Subsidiary and not created in contemplation of such event, (iv) the Additional IDB and (v) refinancings, extensions, renewals or refundings of any Debt permitted by the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased.

      SECTION 6.12.  Investments, Loans, Advances.

     (a) Neither Old Valero nor any of its Subsidiaries will make any loan or advance to, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to or Guarantee any obligations of (each, an "INVESTMENT"), any Person, except that:

        (i) Old Valero and its Subsidiaries may make or permit to remain outstanding Investments in Old Valero or any Subsidiary of Old Valero, or in any other entity which will be a Subsidiary of Old Valero immediately after such Investment; provided that no such Investment may be made in any Partnership Subsidiary unless such Investment is a Permitted Partnership Investment, as such term is defined below in subsection (b);

        (ii) Old Valero and its Subsidiaries may own, purchase or acquire any Permitted Cash Investment, and may own any Investment existing at the Effective Date;

           (iii) Old Valero and its Subsidiaries may make investments in property used or useful in the business of Old Valero and its Subsidiaries;

            (iv) Old Valero and its Subsidiaries may own accounts receivable, and conversions of overdue accounts receivable to notes, from the sale of goods and services in the ordinary course of business of Old Valero and its Subsidiaries;

             (v) Old Valero and its Subsidiaries may make prepayments in the ordinary course of business or to obtain trade credit;

            (vi) Old Valero and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

           (vii) Old Valero and its Subsidiaries may make travel, relocation and other like advances to officers and employees in the ordinary course of business; and

          (viii) subject to the provisions of Section 6.04, Old Valero and its Subsidiaries may make or acquire any Investment not otherwise permitted by the foregoing clauses of this Subsection 6.12(a) if, immediately after such Investment is made or acquired, the aggregate amount of all Investments made pursuant to this clause (viii), net of repayment of any such Investments, does not exceed 25% of the Consolidated Net Worth of Old Valero as of the date of such determination.

     (b) Notwithstanding the foregoing, neither Old Valero nor any nonPartnership Subsidiary will make any Investment in any Partnership Subsidiary, except for the following (each a "PERMITTED PARTNERSHIP INVESTMENT"):

             (i) transfers of assets made after the Effective Date so long as the aggregate fair market value of such assets does not exceed $47,500,000;

            (ii) transfers of cash by Old Valero to any Partnership Subsidiary in the form of indebtedness for borrowed money owing by any Partnership Subsidiary to Old Valero in an aggregate outstanding principal amount that does not exceed $50,000,000;

           (iii) the Partnership Leases in existence on the date hereof and described in clauses (a), (b), (c) and (d) of the definition of "PARTNERSHIP LEASES," and other Partnership Leases entered into after the date hereof with respect to which (A) Old Valero or a direct Subsidiary of Old Valero is the lessor and a Partnership Subsidiary is the lessee and
      (B) the
      aggregate costs incurred by such lessors to acquire or construct the equipment or facilities subject to such Partnership Leases do not exceed $50,000,000;

            (iv) Old Valero or any Subsidiary may Guarantee any obligation (other than Debt) arising in the ordinary course of business of any Partnership Subsidiary;

             (v) purchases by Old Valero or any Subsidiary of First Mortgage Notes issued and outstanding prior to the Effective Date;

            (vi) from and after December 31, 1996, Old Valero or any nonPartnership Subsidiary may make any Investment in any Partnership Subsidiary not otherwise permitted by the foregoing clauses of this Subsection 6.12(b), provided that, at the time such Investment is proposed to be made and after giving effect thereto, (A) the ratio determined pursuant to Section 6.07 shall have been not less than 2.25 to 1.0 as at the end of each of the two non-Turnaround fiscal quarters then most recently ended, (B) no Default shall have occurred and be continuing and
      (C) the aggregate amount of all Investments made pursuant to this clause
      (vi), net of repayment of any such Investments, shall not exceed $100,000,000.

      SECTION 6.13. Consolidations, Mergers and Transfers of Assets. Neither Old Valero nor any of its Subsidiaries will:

     (a) merge or consolidate with any other Person; provided, that a Subsidiary may merge with another Person to effect a Transfer permitted under clause (b) below;

     (b) sell, lease, transfer or otherwise dispose of (each, a "TRANSFER") all or part of its assets (other than (x) Transfers of inventory in the ordinary course of business, (y) Transfers of cash or short-term investments otherwise permitted under this Agreement and (z) Transfers of abandoned, obsolete or worn-out machinery, fixtures, equipment and materials), to any Person, which assets have a fair market value (as determined in good faith by Old Valero or applicable Subsidiary's Board of Directors) which, when aggregated with the proceeds of the other assets of Old Valero and its Subsidiaries Transferred subsequent to the date hereof (exclusive of Transfers permitted by the following provisos) are in an amount in excess of 25% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided that, subject to
Section 6.12:

             (i) any Subsidiary may merge with Old Valero (provided that Old Valero shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;

            (ii) Old Valero or any non-Partnership Subsidiary may Transfer any of its assets to Old Valero or another non-Partnership Subsidiary, and any Partnership Subsidiary may Transfer any of its assets to Old Valero or another Subsidiary;

           (iii) Old Valero or any non-Partnership Subsidiary may transfer any asset to any Partnership Subsidiary so long as (A) the consideration received by the transferor in respect of such transfer is at least equal to the fair market value of the assets so transferred and (B) the warranty, indemnity and other non-monetary obligations imposed on the parties to such transfer are no more burdensome than those that would be imposed at such time in a comparable arm's-length transaction with a third party;

            (iv) Old Valero may merge or consolidate with any other Person, provided that:

              (A) at the time of such event no Default shall have occurred and be continuing or would occur after giving effect to such event; and

              (B) Old Valero shall be the continuing or surviving corporation;
            and

             (v) a Subsidiary may merge or consolidate with any Person organized under the laws of the United States, the District of Columbia, or any State of the United States, provided that no Default shall have occurred and be continuing or would occur after giving effect to such event and that the surviving or successor entity shall be a Subsidiary.

      SECTION 6.14. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by Old Valero to finance consummation of the Transactions, to fund working capital, letters of credit and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U and Regulation G.

      SECTION 6.15. Transactions with Affiliates. Old Valero will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except in the ordinary course of business and on an arm's-length basis on terms not materially less favorable to Old Valero or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

      SECTION 6.16. Lease Payments. Neither Old Valero nor any of its Consolidated Subsidiaries will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of three years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that Old Valero and its Consolidated Subsidiaries have so incurred or assumed subsequent to June 30, 1995 (exclusive of leases which represent extensions or renewals of leases entered into by Old Valero or any Consolidated Subsidiary prior to June 30,
1995) will exceed, on a consolidated basis, for any calendar year under all such leases (excluding capital leases), an amount equal to 5% of Consolidated Net Worth.

      SECTION 6.17. Restriction on Other Agreements. Old Valero will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of restricting the ability of any Subsidiary of Old Valero to pay dividends or make any distribution, loans or advances to Old Valero or any Subsidiary of Old Valero owning any capital stock of or other equity interest in such Subsidiary (other than (i) the Partnership Indenture, as such prohibition or restriction exists on the date hereof or (ii) this Agreement).

      SECTION 6.18. Ordinary Course Transactions. Except for the transactions expressly contemplated by the Transaction Documents or necessarily incidental thereto, Old Valero will not, and will not permit any of its Subsidiaries to, incur any Debt or Lien, acquire or dispose of any assets, declare or pay any dividends or other distributions or enter into any other material transaction, in any such case outside the ordinary course of business as heretofore conducted by Old Valero and its Subsidiaries.

      SECTION 6.19.  No Modification of Certain Documents Without Consent.
Old Valero will not, and will not permit any of its Subsidiaries to, consent to or solicit any material amendment or supplement to, or any material waiver or other material modification of, any Transaction Document or any of the ancillary agreements referred to therein without the prior written consent of the Required Banks.

                                   ARTICLE 7

                             NEW VALERO COVENANTS

      New Valero agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Outstandings remain:

      SECTION 7.01.  Information.  New Valero will deliver to each of the
Banks:

     (a) as soon as available and in any event within 105 days after the end of each fiscal year of New Valero ending after the Assumption Date, a Form 10-K of New Valero and its Consolidated Subsidiaries for such fiscal year as filed with the Securities and Exchange Commission;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of New Valero, which fiscal quarter ends after the Assumption Date, a Form 10-Q of New Valero and its Consolidated Subsidiaries for such quarter as filed with the Securities and Exchange Commission;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of New Valero (i) setting forth whether New Valero was in compliance with the requirements of Sections 7.07 to 7.13, inclusive, on the date of such financial statements, (ii) with respect to Sections 7.07 to 7.09, inclusive, and Sections 7.11, 7.12, 7.13, 7.16 and 7.18, setting forth the calculations in reasonable detail required to establish whether New Valero was in compliance with the requirements of such Sections and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof the action which New Valero is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements.

     (e) within five days after any Financial Officer of Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer of New Valero setting forth the details thereof and the action which New Valero is taking or proposes to take with respect thereto;

     (f) after the Assumption Date, promptly upon the mailing thereof to the shareholders of New Valero generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which New Valero shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multi-employer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of New Valero setting forth details as to such occurrence and action, if any, which New Valero or applicable member of the ERISA Group is required or proposes to take; and

     (i) from time to time such additional information regarding the financial position or business of New Valero and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

      SECTION 7.02. Payment of Obligations. New Valero will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

      SECTION 7.03.  Maintenance of Property; Insurance.

     (a) New Valero will keep, and will cause each of its Subsidiaries to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, as would a prudent owner and operator of similar properties.

     (b) New Valero shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts and with such levels of deductibles, as are customarily carried under similar circumstances by such other corporations.

      SECTION 7.04. Conduct of Business and Maintenance of Existence. New Valero will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by New Valero and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into New Valero or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the business or corporate existence of any Subsidiary if New Valero in good faith determines that such termination is in the best interest of New Valero and is not materially disadvantageous to the Banks.

      SECTION 7.05. Compliance with Laws. New Valero will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities

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

(including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 7.06. Inspection of Property, Books and Records. New Valero will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which complete and accurate entries shall be made of all financial and business transactions of New Valero and its Subsidiaries; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      SECTION 7.07. Fixed Charge Coverage. After the Assumption Date, New Valero will not permit the ratio of:

     (a) the sum (without duplication) of (i) Consolidated Net Income (excluding extraordinary items) of New Valero for the applicable period, plus (ii) interest expense for New Valero and its Subsidiaries on a consolidated basis for such period, plus (iii) deferred federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus (iv) depreciation and amortization expense deducted in determining such Consolidated Net Income for such period, plus (v) other noncash charges deducted in determining such Consolidated Net Income for such period, minus (vi) other noncash credits added in determining such Consolidated Net Income for such period, plus (vii) Deferred Turnaround and Catalyst Cost for such period, to

     (b) the sum (without duplication) of (i) interest incurred by New Valero and its Subsidiaries on a consolidated basis for such period (whether expensed or capitalized), plus (ii) cash dividends paid by New Valero on its preferred stock during such period (other than dividends paid on preferred stock held by New Valero or a Subsidiary of New Valero), plus (iii) cash dividends paid by New Valero on its common stock during such period (other than (x) dividends reinvested in newly issued or treasury shares of common stock of New Valero pursuant to any dividend reinvestment plan maintained by New Valero for holders of its common stock and (y) the Special Dividend), plus (iv) the amount of mandatory redemptions of preferred stock made by New Valero during such period (excluding redemptions of shares of such preferred stock held by New Valero or Subsidiaries of New Valero), plus (v) Deferred Turnaround and Catalyst Cost for such period,

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

to be less than 1.8 to 1.0 (i) until such time as four full fiscal quarters shall have commenced and ended subsequent to the Assumption Date, for the period consisting of such number of consecutive full fiscal quarters as at the time shall have commenced and ended subsequent to the Assumption Date and (ii) thereafter, for any period of four consecutive fiscal quarters (taken as one accounting period).

      SECTION 7.08. Debt. Consolidated Debt of New Valero will at no time at or after the Assumption Date exceed 45% of the sum of Consolidated Debt of New Valero plus the Consolidated Net Worth of New Valero plus the involuntary liquidation value of outstanding shares of redeemable preferred stock of New Valero.

      SECTION 7.09. Minimum Consolidated Net Worth. Consolidated Net Worth of New Valero will at no time at or after the Assumption Date be less than the sum of (i) $822,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income Applicable to Common Stock for each fiscal quarter of New Valero ending after June 30, 1997 but prior to the date of determination for which fiscal quarter Consolidated Net Income Applicable to Common Stock is positive (but with no deduction on account of negative Consolidated Net Income Applicable to Common Stock for any fiscal period of New Valero) plus (iii) 75% of the aggregate increase in Consolidated Net Worth attributable to the issuance and sale after June 30, 1997 of any capital stock of New Valero (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of New Valero or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of New Valero into capital stock after June 30, 1997.

      SECTION 7.10. Negative Pledge--Liens. Neither New Valero nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $5,000,000;

     (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

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

     (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into New Valero or a Subsidiary;

     (e) any Lien existing on any asset prior to the acquisition thereof by New Valero or a Subsidiary;

     (f) any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

     (g) any Lien on property constituting substitutions or replacements for, or additions or accessions to, property of New Valero or a Subsidiary and created pursuant to after-acquired property provisions of any Lien otherwise permitted by any of the foregoing clauses;

     (h) Liens for or in connection with taxes or assessments, governmental charges and similar charges not delinquent or being contested in good faith by appropriate proceedings, including deposits as security in connection therewith;

     (i) Liens reserved in or arising under leases constituting "DEBT" as described in clause (ii) of the definition thereof, or reserved in or arising under licenses, permits or operating leases for rent or other charges or to secure the performance of obligations thereunder;

     (j) Liens granted or arising in favor of an operator on assets subject to joint operations to secure payments or other obligations due such operator in connection with the operation of such assets;

     (k) Liens granted or arising on joint venture and partnership interests in favor of such joint ventures or partnerships or the other partners or owners thereof on New Valero's or its Subsidiaries' interests therein, or on the assets of such partnerships or joint ventures, to secure payments or other obligations due to such partnerships or joint ventures or the other partners or owners thereof with respect to the business of such partnerships or joint ventures;

     (l) Mechanics' and materialmens' liens or any lien or charge in connection with workmens' compensation, unemployment insurance or other social security or old age pension obligations or deposits in connection therewith, including obligations under ERISA; good faith deposits in connection with tenders or leases of real estate, bids or contracts; deposits to secure public or statutory obligations or to secure or in lieu of surety bonds;

     (m) Liens securing judgments or orders for the payment of money, or surety or appeal bonds with respect to any such judgments or order, in an aggregate amount not exceeding $25,000,000, so long as no Event of Default exists with respect thereto under Section 8.01(j);

     (n) Liens on property of a Subsidiary to secure obligations of such Subsidiary to New Valero or to another Subsidiary; provided however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than New Valero or another Subsidiary unless such Liens are otherwise permitted hereunder; provided further that any Lien on property of a non-Partnership Subsidiary to secure obligations of such non-Partnership Subsidiary to a Partnership Subsidiary shall not constitute a Lien permitted by this clause (n);

     (o) Rights reserved to or vested in, or obligations or duties owed to, any governmental or public authority or railroad or utility by the terms of any right, power, franchise, grant, license, permit or provision of law; and any easement, right-of-way, mineral lease or other agreement relating to the exploration, development, production or other exploitation of mining, oil, gas, timber or other natural resources, exception or reservation in any property of New Valero or any Subsidiary granted or reserved in any property of New Valero or any Subsidiary which do not materially impair the use of the property of New Valero and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of New Valero and its Subsidiaries;

     (p) Liens and encumbrances (other than those securing Debt or Derivative Obligations) existing upon property or rights in or relating thereto, including rights of tenants in common or other common owners; zoning, planning, environmental laws and ordinances and governmental regulations; and minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of the property of New Valero and its Subsidiaries, taken as a whole, for the purposes for which it is held in the operation of the business of New Valero and its Subsidiaries;

     (q) Liens on cash, cash equivalents, options or futures positions and other account holdings securing Derivatives Obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms; provided that the aggregate amount of assets subject to such Liens shall at no time exceed $60,000,000;

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

     (r) Liens arising in connection with statutory or contractual set-off provisions granted or arising in the ordinary course of business in favor of banks, brokers or other creditors;

     (s) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (t) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Consolidated Net Worth.

      SECTION 7.11. Subsidiary Debt. New Valero will not permit any Subsidiary to become or to be liable in respect of any Debt other than (i) Debt existing on the date of this Agreement in aggregate amount not exceeding $5,000,000, (ii) Debt secured by a Lien permitted by clauses (a) through (r) of Section 7.10,
(iii) Debt of a Person existing at the time such Person becomes a Subsidiary and not created in contemplation of such event, (iv) the Additional IDB and (v) refinancings, extensions, renewals or refundings of any Debt permitted by the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased.

      SECTION 7.12.  Investments, Loans, Advances.

      Neither New Valero nor any of its Subsidiaries will make any loan or advance to, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to or Guarantee any obligations of (each, an "INVESTMENT"), any Person, except that:

     (a) New Valero and its Subsidiaries may make or permit to remain outstanding Investments in New Valero or any Subsidiary of New Valero, or in any other entity which will be a Subsidiary of New Valero immediately after such Investment;

     (b) New Valero and its Subsidiaries may own, purchase or acquire any Permitted Cash Investment, and may own any Investment existing at the Effective Date;

     (c) New Valero and its Subsidiaries may make investments in property used or useful in the business of New Valero and its Subsidiaries;

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

     (d) New Valero and its Subsidiaries may own accounts receivable, and conversions of overdue accounts receivable to notes, from the sale of goods and services in the ordinary course of business of New Valero and its Subsidiaries;

     (e) New Valero and its Subsidiaries may make prepayments in the ordinary course of business or to obtain trade credit;

     (f) New Valero and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

     (g) New Valero and its Subsidiaries may make travel, relocation and other like advances to officers and employees in the ordinary course of business; and

     (h) subject to the provisions of Sections 7.04 and 7.15, New Valero and its Subsidiaries may make or acquire any Investment not otherwise permitted by the foregoing clauses of this Section 7.12 if, immediately after such Investment is made or acquired, the aggregate amount of all Investments made pursuant to this clause (h), net of repayment of any such Investments, does not exceed 25% of the Consolidated Net Worth of New Valero as of the date of such determination.

      SECTION 7.13. Consolidations, Mergers and Transfers of Assets. Neither New Valero nor any of its Subsidiaries will:

     (a) merge or consolidate with any other Person; provided, that a Subsidiary may merge with another Person to effect a Transfer permitted under clause (b) below;

     (b) sell, lease, transfer or otherwise dispose of (each, a "TRANSFER") all or part of its assets (other than (w) Transfers of inventory or of abandoned, obsolete or worn-out machinery, fixtures, equipment and materials in the ordinary course of business, (x) Transfers of inventory pursuant to the inventory monetization arrangement contemplated by Section 7.20, (y) Transfers of cash or short-term investments otherwise permitted under this Agreement and
(z) Transfers pursuant to the Distribution Agreement), to any Person, which assets have a fair market value (as determined in good faith by New Valero's or the relevant Subsidiary's Board of Directors) which, when aggregated with the proceeds of the other assets of New Valero and its Subsidiaries Transferred subsequent to the date hereof (exclusive of Transfers permitted by the following provisos) are in an amount in excess of 25% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided that, subject to
Section 7.12:

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

             (i) any Subsidiary may merge with New Valero (provided that New Valero shall be the continuing or surviving corporation) or with any one or more other Wholly Owned Consolidated Subsidiaries of New Valero;

            (ii) New Valero or any Subsidiary may Transfer any of its assets to New Valero or another Wholly Owned Consolidated Subsidiary of New Valero;

           (iii) New Valero or any Subsidiary may transfer any asset to any Subsidiary of New Valero so long as (A) the consideration received by the transferor in respect of such transfer is at least equal to the fair market value of the assets so transferred and (B) the warranty, indemnity and other non-monetary obligations imposed on the parties to such transfer are no more burdensome than those that would be imposed at such time in a comparable arm's-length transaction with a third party;

            (iv) New Valero may merge or consolidate with any other Person, provided that:

              (A) at the time of such event no Default shall have occurred and be continuing or would occur after giving effect to such event; and

              (B) New Valero shall be the continuing or surviving corporation;
            and

             (v) a Subsidiary of New Valero may merge or consolidate with any Person organized under the laws of the United States, the District of Columbia, or any State of the United States, provided that no Default shall have occurred and be continuing or would occur after giving effect to such event and that the surviving or successor entity shall be a Subsidiary.

      SECTION 7.14. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by New Valero to finance consummation of the Transactions, to fund working capital, letters of credit and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U and Regulation G.

      SECTION 7.15. Transactions with Affiliates. New Valero will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or

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

indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except in the ordinary course of business and on an arm's-length basis on terms not materially less favorable to New Valero or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

      SECTION 7.16. Lease Payments. On or after the Assumption Date, neither New Valero nor any of its Consolidated Subsidiaries will incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of four years or more if, after giving effect thereto, the aggregate amount of minimum lease payments that New Valero and its Consolidated Subsidiaries have so incurred or assumed subsequent to December 31, 1996 (exclusive of leases which represent extensions or renewals of leases entered into by New Valero or any Consolidated Subsidiary prior to December 31, 1996) will exceed, on a consolidated basis, for any calendar year under all such leases (excluding capital leases), an amount equal to 5% of Consolidated Net Worth.

      SECTION 7.17. Restriction on Other Agreements. New Valero will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of restricting the ability of any Subsidiary of New Valero to pay dividends or make any distribution, loans or advances to New Valero or any Subsidiary of New Valero owning any capital stock of or other equity interest in such Subsidiary (other than this Agreement).

      SECTION 7.18. Restricted Payments. Until such time subsequent to the Assumption Date as the senior unsecured long-term debt of New Valero without third-party credit enhancement is rated BBB- or higher by S&P or Baa3 or higher by Moody's, New Valero will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment except as expressly permitted by this Section. New Valero may make Restricted Payments in an aggregate amount not to exceed (i) in the case of Restricted Payments made during the period May 1, 1997 through April 30, 1998, $22,000,000 and (ii) in the case of Restricted Payments made during the twelve-month period ending April 30 in any subsequent year, an amount equal to the sum of 25% of Consolidated Net Income of New Valero for the period of four consecutive fiscal quarters ending with the preceding

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

March 31 plus such portion (if any) of the $22,000,000 specified in clause (i) above which has not been utilized as the basis for a permitted Restricted Payment in any prior period; provided that in the event the Preferred Stock Redemption requires cash outlays in excess of $7,000,000 then unless and until the senior unsecured long-term debt of New Valero without third party credit enhancement is rated BB+ or higher by S&P and Ba1 or higher by Moody's, the amount of Restricted Payments permitted above shall be adjusted by (x) changing the figure "$22,000,000" to "$15,000,000", (y) changing the figure "25%" to
"15%" and (z) further limiting the aggregate amount of Restricted Payments thereby permitted to be made in any twelve-month period to $15,000,000.

      SECTION 7.19. Hedging Facilities. New Valero will enter into and thereafter maintain in full force and effect interest rate cap agreements to the extent necessary in order that, when such agreements are taken in conjunction with any interest rate hedging arrangements theretofore in effect and any Debt which by its terms bears interest at a fixed rate, the interest cost will be effectively fixed or capped on not less than 25% of the Debt of New Valero and its Subsidiaries from time to time outstanding. Any such agreements required hereunder shall be in effect not later than 60 calendar days after the Assumption Date and shall be on terms and conditions reasonably satisfactory to the Required Banks.

      SECTION 7.20. Inventory Monetization. New Valero will enter into and thereafter maintain in full force and effect an inventory monetization arrangement which will provide for a principal amount of financing of up to $150,000,000. Such arrangement shall be in effect not later than 60 calendar days after the Assumption Date.

      SECTION 7.21. Additional Guarantors. New Valero agrees, within 10 days after any Person becomes a Material Subsidiary subsequent to the Assumption Date, to cause such Person to become a Guarantor hereunder, and in connection therewith to deliver such documents relating to such Guarantor and its obligations hereunder as the Administrative Agent may reasonably request.

                            ARTICLE 8

                             DEFAULTS

      SECTION 8.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

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

     (a) the Borrower shall fail to pay when due any principal of any Loan or any Unpaid Drawing, or shall fail to pay within five days of the due date any interest, any fees or any other amount payable hereunder;

     (b) either Obligor shall fail to observe or perform any covenant contained in Sections 6.07 to 6.19, inclusive or in Sections 7.07 to 7.21, inclusive;

     (c) any Obligor or Guarantor shall fail to observe or perform any covenant or agreement contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by any Obligor or Guarantor in the Financing Documents or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary of the Borrower shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Material Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

     (j) judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower (excluding, however, any such Person or group entitled to report such ownership on Schedule 13G in accordance with Rule 13d-1(b)(1) or (2)); or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (unless the election, or the nomination for election, by the shareholders of the Borrower, or the appointment by the Board of Directors, of each new director during such 24-month period was approved by the vote at a meeting or the written consent of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

     (l) New Valero shall cease to be a Wholly-Owned Consolidated
Subsidiary of Old Valero at any time prior to the Assumption Date; or

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

     (m) the Spin-Off shall not have been consummated by September 30, 1997;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      SECTION 8.02. Cash Cover. The Borrower agrees, in addition to the provisions of Section 8.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Banks, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral for the Letter of Credit Outstandings) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 8.01(g) or 8.01(h) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.

      SECTION 8.03. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 8.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

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

                                   ARTICLE 9

                           THE ADMINISTRATIVE AGENT

      SECTION 9.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Financing Documents and the Notes as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

      SECTION 9.02. Administrative Agent and Agent. Morgan Guaranty shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Administrative Agent hereunder.

      SECTION 9.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 8.

      SECTION 9.04. Consultation with Experts. Each of the Administrative Agent and the Issuing Bank may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 9.05. Liability of Administrative Agent. Neither the Administrative Agent nor the Issuing Bank nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Issuing Bank nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Obligors or the Guarantors; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Administrative Agent or the

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

Issuing Bank; or (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith. Neither the Administrative Agent nor the Issuing Bank shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      SECTION 9.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and the Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

      SECTION 9.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 9.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent,

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

the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      SECTION 9.09. Administrative Agent's Fee. The Borrower shall pay to each of the Administrative Agent, the Syndication Agent and the Issuing Bank, for its own account fees in the amounts and at the times specified in the Fee Letters.

      SECTION 9.10. Syndication Agent. Nothing in this Agreement shall impose upon the Syndication Agent, in such capacity, any obligation or liability whatsoever.

                            ARTICLE 10

                     CHANGE IN CIRCUMSTANCES

      SECTION 10.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

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

      SECTION 10.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

      SECTION 10.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its

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

Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, together with the basis for determining such additional amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank agrees to act in good faith and to use reasonable averaging and attribution methods.

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

     (d) In the event any Bank shall seek compensation pursuant to this Section, the Borrower may give notice to such Bank (with copy to the Administrative Agent) that it wishes to seek one or more financial institutions (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Note and its interest in any outstanding Letters of Credit. Each Bank requesting compensation pursuant to this Section agrees to sell its Commitment, Loans, Note and interest in this Agreement and any other credit documents to any such financial institution pursuant to, and subject to the conditions contained in Section 10.06.

      SECTION 10.04. Taxes. (a) For purposes of this Section, the following terms have the following meanings:

      "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on or measured by its income and/or net worth, and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office or other permanent establishment for the conduct of business is located, and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

      "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Letter of Credit or any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Letter of Credit or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or

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

other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 10.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 10.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which would require the Borrower to pay additional amounts to or for the account of such Bank pursuant to this Section 10.04, and such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such

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

change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, and setting forth the additional amount or amounts to be paid to it hereunder, together with the basis for determining such additional amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank agrees to act in good faith and to use reasonable averaging and attribution methods.

      SECTION 10.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 10.02 or (ii) any Bank has demanded compensation under
Section 10.03 or 10.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

      SECTION 10.06. Borrower's Right to Replace Banks. If at any time any Bank shall be in receivership or shall seek compensation or recompense pursuant to any provision of this Article 10, the Borrower shall have the right to replace such Bank with another financial institution; provided, that such new financial institution shall be acceptable to the Issuing Bank and the Administrative Agent (unless the Bank to be replaced is the Administrative Agent, in which case such new financial institution shall be acceptable to the Issuing Bank). Each Bank agrees to its replacement at the option of the Borrower pursuant to this Section, provided, that the successor financial institution shall purchase without recourse the Commitment of such Bank and all obligations of the Borrower to such Bank hereunder and under the Notes for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid fees and letter of credit fees accrued for the account of such Bank, and all other amounts (if any) then owing to such Bank hereunder and otherwise in accordance with this Agreement (including such amounts, if any, as would be payable by the Borrower pursuant to Section 2.13 if the Loans of such Bank were prepaid in full

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

on such date). Nothing contained in this Section shall alter or modify the Borrower's obligation to pay any amount payable to or for the account of the replaced Bank pursuant to any other Section of this Article 10 accruing prior to the replacement of such Bank. Notwithstanding anything to the contrary contained in this Section 10.06, the Issuing Bank may not be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the such bank (including, the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such bank or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such bank) have been made with respect to such outstanding Letters of Credit.

                            ARTICLE 11

                          MISCELLANEOUS

      SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of any Obligor or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (x) in the case of any Guarantor, to it care of the Borrower, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Questionnaire or
(z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 11 shall not be effective until received.

      SECTION 11.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege or under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

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

      SECTION 11.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent and the Issuing Bank, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. Each of the Borrower and the Guarantors agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such

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

holder of a participation were a direct creditor of the Borrower or such Guarantor, as the case may be, in the amount of such participation.

      SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, New Valero (if not the Borrower) and the Required Banks (and, if the rights or duties of the Administrative Agent, the Syndication Agent or the Issuing Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any Unpaid Drawing or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any Unpaid Drawing or any fees hereunder or for termination of any Commitment, (iv) extend the Letter of Credit Termination Date or (except as expressly contemplated by Section 3.02) the expiry date of any Letter of Credit or (v) change this Section 11.05 or the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

      SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as contemplated by Section 4.03, the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 11.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation

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

agreement, be entitled to the benefits of Article 10 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000 or such lesser amount as may be acceptable to the Borrower and the Administrative Agent), of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Issuing Bank and the Administrative Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 10.03 or 10.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent

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

or by reason of the provisions of Section 10.02, 10.03 or 10.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      SECTION 11.07. Collateral. Each of the Banks represents to the Administrative Agent, the Syndication Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U and Regulation G) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby (i) submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; provided, however, that nothing in this Section is intended to waive the right of any party to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law.

      SECTION 11.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 11.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              VALERO ENERGY CORPORATION

                              By _____________________________________
                                 Name:
                                 Title:
                                 530 McCullough Avenue
                                 San Antonio, TX 78215
                                 Facsimile number:  210-246-3494


                              VALERO REFINING AND MARKETING
                                 COMPANY

                              By _____________________________________
                                 Name:
                                 Title:
                                 530 McCullough Avenue
                                 San Antonio, TX 78215
                                 Facsimile number: 210-246-3494

$47,250,000                         MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK

                                    By _____________________________________
                                        Name:
                                        Title:

$47,250,000                         BANK OF MONTREAL

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         BANK OF TOKYO-MITSUBISHI,
                                      LTD.

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         BANKBOSTON, N.A.

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         BANQUE NATIONALE DE
                                      PARIS, HOUSTON AGENCY

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         BHF-BANK
                                      ATIENGESELLSCHAFT

                                    By _____________________________________
                                        Name:
                                        Title:

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         CIBC INC.

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         CREDIT LYONNAIS NEW YORK
                                      BRANCH

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         THE FIRST NATIONAL BANK OF
                                      CHICAGO

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         THE FUJI BANK, LIMITED

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         ROYAL BANK OF CANADA

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         SOCIETE GENERALE

                                    By _____________________________________
                                        Name:
                                        Title:

$37,500,000                         TORONTO DOMINION (TEXAS),
                                      INC.

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         BARCLAYS BANK PLC

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         CHRISTIANIA BANK, NEW YORK
                                      BRANCH

                                    By _____________________________________
                                        Name:
                                        Title:

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         DEN NORSKE BANK ASA

                                    By _____________________________________
                                        Name:
                                        Title:

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         GUARANTY FEDERAL BANK,
                                      F.S.B.

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         THE INDUSTRIAL BANK OF
                                      JAPAN, LIMITED, NEW YORK
                                      BRANCH

                                    By _____________________________________
                                        Name:
                                        Title:

$28,000,000                         THE SUMITOMO BANK, LIMITED

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         THE BANK OF NOVA SCOTIA

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         CAISSE NATIONALE DE CREDIT
                                      AGRICOLE

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         THE DAI-ICHI KANGYO BANK,
                                      LTD.

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         THE FROST NATIONAL BANK

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         MELLON BANK, N.A.

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         THE MITSUI TRUST AND
                                      BANKING COMPANY,
                                      LIMITED

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         THE SANWA BANK, LIMITED,
                                      DALLAS AGENCY

                                    By _____________________________________
                                        Name:
                                        Title:

$20,000,000                         UNION BANK OF SWITZERLAND,
                                      HOUSTON AGENCY

                                    By _____________________________________
                                        Name:
                                        Title:

                                    By _____________________________________
                                        Name:
                                        Title:

-----------------
Total Commitments

$835,000,000
=================


      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as

            Administrative Agent

                                 By _____________________________________
                                    Name:
                                    Title:
                                    60 Wall Street
                                    New York, New York 10260-0060
                                    Attention:
                                    Fax:

      BANK OF MONTREAL, as Syndication Agent and Issuing Bank

                                 By _____________________________________
                                    Name:
                                    Title:
                                    700 Louisiana Avenue, Suite 4400
                                    Houston, Texas 77002
                                    Attention:
                                    Fax:

                               PRICING SCHEDULE

The "EURO-DOLLAR MARGIN", "FACILITY FEE RATE" and "LETTER OF CREDIT RATE" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

=======================================================================================================
   Status               Level I   Level II   Level III     Level IV     Level V    Level VI   Level VII
=======================================================================================================
Euro-Dollar             0.2100%    0.225%      0.300%       0.500%      0.875%      1.000%      2.000%
Margin
-------------------------------------------------------------------------------------------------------
Facility Fee Rate       0.0900%    0.125%      0.150%       0.250%      0.375%      0.500%      0.500%
-------------------------------------------------------------------------------------------------------
Letter of Credit
Rate

Performance             0.1050%    0.1125%     0.1500%      0.2500%     0.4375%     0.5000%     1.0000%

Financial               0.2100%    0.2250%     0.3000%      0.5000%     0.8750%     1.0000%     2.0000%
=======================================================================================================

      For purposes of this Schedule, the following terms have the following meanings (subject to the last paragraph of this Schedule):

      "LEVEL I STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated at least BBB+ by S&P or at least Baa1 by Moody's.

      "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB by S&P or at least Baa2 by Moody's and (ii) Level I Status does not exist.

      "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BBB- by S&P or at least Baa3 by Moody's and
(ii) neither Level I Status nor Level II Status exists.

      "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BB+ by S&P or at least Ba1 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

      "LEVEL V STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BB by S&P or at least Ba2 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

      "LEVEL VI STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated at least BB- by S&P and at least Ba3 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status and Level V Status exists.

      "LEVEL VII STATUS" exists at any date if, at such date, no other Status exists.

      "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

      The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

      So long as the Borrower is rated at least BB- by S&P and at least Ba3 by Moody's, if Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., BBB/Baa3 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., BBB-/Ba1 results in Level III Status, as does BBB/Ba2).

      Notwithstanding the foregoing, for each day prior to the date on or after the Assumption Date on which the Borrower receives a long-term debt rating, the Status shall be (i) Level V if on or prior to such day, the Preferred Stock Redemption shall have been consummated requiring cash outlays in excess of $7,000,000 or (ii) Level IV if clause (i) is not applicable.

                                                                       EXHIBIT A

                                     NOTE

                                                              New York, New York
                                                                          , 1997

      For value received, [NAME OF BORROWER], a Delaware corporation (the "BORROWER"), promises to pay to the order of [NAME OF BANK] (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to New Valero pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

      All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This note is one of the Notes referred to in the Credit Agreement dated as of May 1, 1997 among Valero Energy Corporation, Valero Refining and Marketing Company, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                    [NAME OF BORROWER]

                                    By ________________________
                                         Name:
                                         Title:

                  LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------

                                     Amount of
             Amount of  Type of      Principal     Maturity      Notation
Date           Loan      Loan          Repaid        Date        Made By

-----------------------------------------------------------------------------

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                                      A-3

                                                                       EXHIBIT B

                      Form of Money Market Quote Request

                                                            [Date]

To:         Morgan Guaranty Trust Company of New York
            (the "ADMINISTRATIVE AGENT")

From:       [Name of Borrower] (the "BORROWER")

Re: Credit Agreement (the "CREDIT AGREEMENT") dated as of May 1, 1997, among Valero Energy Corporation, Valero Refining and Marketing Company, the Banks listed on the signature pages thereof, the Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank

            We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________

Principal Amount/1/                Interest Period/2/

$

            Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

--------
      /1/ Amount must be $1,000,000 or a larger multiple of $1,000,000.
      /2/ Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

            Terms used herein have the meanings assigned to them in the Credit Agreement.

                                    [NAME OF BORROWER]

                                    By ________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                  Form of Invitation for Money Market Quotes

To:         [Name of Bank]

Re:         Invitation for Money Market Quotes to [Name of Borrower] (the
            "BORROWER")

            Pursuant to Section 2.03 of the Credit Agreement dated as of May 1, 1997 among Valero Energy Corporation, Valero Refining and Marketing Company, the Banks parties thereto, the undersigned, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank, we are pleased on behalf of New Valero to invite you to submit Money Market Quotes to New Valero for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________

Principal Amount               Interest Period

$


            Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

            Please respond to this invitation by no later than [2:00 P.M.] [11:30 A.M.] (New York City time) on [date].

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK

                              By ______________________
                                 Authorized Officer

                                                                       EXHIBIT D

                          Form of Money Market Quote

To: Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:         Money Market Quote to [Name of Borrower] (the "BORROWER")

            In response to your invitation on behalf of New Valero dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.    Quoting Bank: ________________________________

2.    Person to contact at Quoting Bank:

      -----------------------------

3.    Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal    Interest    Money Market
Amount**     Period***   [Margin****] [Absolute Rate*****]
$

$

      [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed

      $____________.]**

----------
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple of $1,000,000.

                      (notes continued on following page)

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of May 1, 1997 among Valero Energy Corporation, Valero Refining and Marketing Company, the Banks listed on the signature pages thereof, Bank of Montreal as Syndication Agent and Issuing Bank and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                    Very truly yours,

                                    [NAME OF BANK]

Dated:_______________    By:__________________________
                                     Authorized Officer

----------

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E-1

                                  OPINION OF
                           COUNSEL FOR THE OBLIGORS

                                                          [Closing Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

      I am General Counsel and Executive Vice President of Valero Energy Corporation ("OLD VALERO") and Valero Refining and Marketing Company ("NEW VALERO", and together with Old Valero, the "OBLIGORS") and am furnishing this opinion in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of May 1, 1997 among Old Valero, New Valero, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to
Section 4.01(c) of the Credit Agreement.

      I have examined (i) an executed copy of the Credit Agreement and the Notes of Old Valero and (ii) originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, I am of the opinion that:



                                     E1-1

      1. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      2. The execution, delivery and performance by each Obligor of the Credit Agreement and by Old Valero of its Notes are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any reports required to be filed by such Obligor with the Securities and Exchange Commission (or any successor thereto) pursuant to the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

      3. The Credit Agreement constitutes a valid and binding agreement of each Obligor and each Note of Old Valero constitutes a valid and binding obligation of Old Valero, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      4. Except as disclosed in the Old Valero Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, Old Valero or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of Old Valero and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

      5. Each of Old Valero's Subsidiaries is a corporation, partnership or other legal entity duly organized, validly existing and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of such Borrower and its Subsidiaries, taken as a whole. Each of Old Valero's Subsidiaries has all legal powers and all governmental licenses, authorizations, consents and approvals required to own its assets and to



                               E1-2
carry on its business as now conducted and where the failure to have any such legal, licenses, authorizations, consents or approvals could reasonably be expected to have a material adverse effect on the business, financial position or results of operations of Old Valero and its Subsidiaries, taken as a whole.

      I am a member of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the federal laws of the United States and the General Corporation Law of the State of Delaware. I have assumed for the purposes of providing my opinion in paragraph 3 that the laws of the State of New York are the same as the laws of the State of Texas.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                              Very truly yours,



                               E1-3

                                                                     EXHIBIT E-2

                                  OPINION OF
                            COUNSEL FOR NEW VALERO

                                                    [Assumption Date]

To the Banks and the Administrative Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

      I am General Counsel of Valero Refining and Marketing Company ("NEW VALERO") and am furnishing this opinion in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of May 1, 1997 among Valero Energy Corporation, New Valero, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 4.01(c) of the Credit Agreement.

      I have examined (i) an executed copy of each Financing Document and (ii) originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, I am of the opinion that

      1. Each Obligor and each Guarantor is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of



                                     E2-1
its jurisdiction of organization and has all legal powers and all material licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      2. The execution, delivery and performance by each Obligor and Guarantor of the Financing Documents to which it is a party are within its legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any reports required to be filed by such Obligor or Guarantor with the Securities and Exchange Commission (or any successor thereto) pursuant to the Exchange Act) and do not contravene, or constitute a default under (i) any provision of any agreement binding upon New Valero or its Subsidiaries under which Debt may be incurred, (ii) the material terms of any other material agreement, judgment, injunction, order, decree or other instrument binding upon New Valero or any of its Subsidiaries or (iii) result in the creation of imposition of any Lien on any assets of New Valero or any of its Subsidiaries.

      3. Upon the effectiveness of the Valero Assignment Agreement in accordance with its terms, each Financing Document will constitute a valid and binding obligation of each Obligor or Guarantor party thereto, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

      4. Except as disclosed in the Old Valero Form 10-K or as may have been disclosed to the banks in writing prior to the execution or delivery of the Credit Agreement, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, New Valero or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of New Valero and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

      I am a member of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the federal laws of the United States and the General Corporation Law of the State of Delaware. I have assumed for the purposes of providing my opinion in paragraph 3 that the laws of the State of New York are the same as the laws of the State of Texas. I express no opinion on the effect of Section 548 of the United States Bankruptcy Code or comparable



                                     E2-2
provisions of state law on the conclusion stated in paragraph 3 above as to the Subsidiary Guarantee Agreement.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                               Very truly yours,



                                     E2-3

                                                                     EXHIBIT F-1

                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                         FOR THE ADMINISTRATIVE AGENT

                                                            [Closing Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

      We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of May 1, 1997 among Valero Energy Corporation, a Delaware corporation ("OLD VALERO"), Valero Refining and Marketing Company ("NEW VALERO" and, together with Old Valero, the "OBLIGORS"), the banks listed on the signature pages thereof (the "BANKS"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and Bank of Montreal, as Syndication Agent and Issuing Bank, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, we are of the opinion that:

      1. The execution, delivery and performance by each Obligor of the Credit Agreement and by Old Valero of its Notes are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action.



                                     F1-1

      2. The Credit Agreement constitutes a valid and binding agreement of each Obligor and each Note of Old Valero constitutes a valid and binding obligation of Old Valero, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                    Very truly yours,



                                     F1-2

                                                                     EXHIBIT F-2

                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                         FOR THE ADMINISTRATIVE AGENT

                                                        [Assumption Date]

To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

      We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of May 1, 1997 among Valero Energy Corporation, a Delaware corporation ("OLD VALERO"), Valero Refining and Marketing Company ("NEW VALERO and, together with Old Valero, the "BORROWERS"), the banks listed on the signature pages thereof (the "BANKS"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"), and Bank of Montreal, as Syndication Agent and Issuing Bank, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, we are of the opinion that, upon the effectiveness of the Valero Assignment Agreement in accordance with its terms, each of the Credit Agreement and the Valero Assignment Agreement will constitute a valid and binding agreement of New Valero, and each Note of New Valero will constitute a valid and binding obligation of New Valero, in each case enforceable in accordance with its terms, except as the same may be limited by



                                     F2-1
bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

      This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                    Very truly yours,



                                     F2-2

                                                                       EXHIBIT G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

      AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), VALERO ENERGY CORPORATION ("OLD VALERO"), VALERO REFINING AND MARKETING COMPANY ("NEW VALERO") MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT") and BANK OF MONTREAL, as Issuing Bank (the "ISSUING BANK").

                               W I T N E S E T H

      WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of May 1, 1997 among Old Valero, New Valero, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent, the Syndication Agent party thereto and the Issuing Bank (the "CREDIT AGREEMENT");

      WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

      WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

      WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, the Issuing Bank and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

      SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

      [SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower, the Issuing Bank and the Administrative Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by New Valero, the Issuing Bank and the Administrative Agent is evidence of this consent. Pursuant to Section 11.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

      SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of New Valero.

      SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]

                                    By _________________________
                                         Name:
                                         Title:

                                    [ASSIGNEE]

                                    By _________________________
                                         Name:
                                         Title:

                              [VALERO ENERGY CORPORATION]

                              By __________________________
                                   Name:
                                   Title:

                              [VALERO REFINING AND MARKETING
                               COMPANY]

                              By __________________________
                                   Name:
                                   Title:

                              MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Administrative Agent

                              By __________________________
                                   Name:
                                   Title:

                              BANK OF MONTREAL, as Issuing Bank

                              By __________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT H

                          [FORM OF BORROWING NOTICE]

                                                                Date ___________

Morgan Guaranty Trust Company of New York, as agent under the Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned (the "BORROWER") refers to the Credit Agreement dated as of May 1, 1997 (as the same may be amended) from time to time, the "CREDIT AGREEMENT"), among Valero Energy Corporation, Valero Refining and Marketing Company, the Banks party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Bank of Montreal, as Syndication Agent and Issuing Bank. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement. The Borrower hereby notifies you, pursuant to Section [2.02] [2.03(f)] of the Credit Agreement, of its election to make the following Borrowing:

1.    Amount:                 _________________________________

2.    Type of Borrowing:      _________________________________

3.    Date of Borrowing:      _________________________________

4.    Interest Period for
      Fixed Rate Borrowing:   _________________________________

5.    Due Date:               _________________________________

                                    [NAME OF BORROWER]

                                  By ___________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT I

                    FORM OF SUBSIDIARY GUARANTEE AGREEMENT

      Guarantee Agreement dated as of _________, 1997 (as amended from time to time, this "GUARANTEE") by the undersigned Subsidiaries of [Valero Energy Corporation, formerly known as] Valero Refining and Marketing Company ("NEW VALERO"), for the benefit of the Banks, Issuing Bank and Agents from time to time party to the Credit Agreement (as defined below):

      WHEREAS, New Valero has entered into a Credit Agreement dated as of ________________, among New Valero, [the corporation formerly known as] Valero Energy Corporation ("OLD VALERO") and the Banks, Issuing Bank, Administrative Agent and Syndication Agent referred to therein (as such agreement may be amended from time to time, the "CREDIT AGREEMENT") pursuant to which New Valero desires to borrow funds, maintain certain letters of credit outstanding on the date hereof and obtain additional letters of credit, all on the terms and conditions set forth therein;

      WHEREAS, such Banks and the Issuing Bank are not willing to make loans or maintain, issue or participate in letters of credit under the Credit Agreement unless New Valero causes each of its Material Subsidiaries to guarantee New Valero's performance of its obligations under the Credit Agreement;

      NOW, THEREFORE, each of the undersigned Subsidiaries of New Valero agrees as follows:

      SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

      SECTION 2. Representations and Warranties. Each undersigned
Guarantor represents and warrants that:

      (a) It is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      (b) The execution, delivery and performance of this Guarantee by it are within its legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Guarantor or any of its Subsidiaries.

      (c) This Guarantee constitutes a valid and binding agreement of such Guarantor, enforceable in accordance with its terms.

      SECTION 3. The Guarantee. Each Guarantor unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of New Valero evidenced by or arising under any Financing Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of New Valero, whether or not allowed or allowable as a claim in any such proceeding). If New Valero fails punctually to pay any indebtedness or other obligation guaranteed hereby, each Guarantor unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by New Valero.

      SECTION 4. Guarantee Unconditional. Except as provided in Section 8, the obligations of each undersigned Guarantor under this Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

      (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of New Valero or any other Guarantor under any Financing Document by operation of law or otherwise;

      (b) any modification, amendment or waiver of or supplement to any Financing Document;

      (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of New Valero or any other Guarantor under any Financing Document;

      (d) any change in the corporate existence, structure or ownership of New Valero or any of its Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting New Valero or any of its Subsidiaries or its assets, or any resulting release or discharge of any obligation of New Valero or any of its Subsidiaries contained in any Financing Document;

      (e) the existence of any claim, set-off or other rights which such Guarantor, New Valero or any other Guarantor may have at any time against any Bank, the Issuing Bank, any Agent or any other Person, whether or not arising in connection with this Guarantee, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

      (f) any invalidity or unenforceability relating to or against New Valero or any other Guarantor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by New Valero or any other Guarantor of any amount payable by it under any Financing Document; or

      (g) any other act or omission to act or delay of any kind by New Valero, any Bank, the Issuing Bank, any Agent, any other Guarantor or any other Person or any other circumstance whatsoever that might, but for the provisions of this
Section 4, constitute a legal or equitable discharge or defense to of such Guarantor's obligations under this Guarantee.

      SECTION 5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each undersigned Guarantor's obligations under this Guarantee constitute a continuing guarantee and shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by New Valero under the Financing Documents shall have been paid in full. If at any time any amount payable by New Valero under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of New Valero or otherwise, each undersigned Guarantor's obligations under this Guarantee with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      SECTION 6. Waiver. Each undersigned Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against New Valero or any other Person or against any security.

      SECTION 7. Subrogation and Contribution. Upon making any payment hereunder with respect to the obligations of New Valero, each undersigned Guarantor shall be subrogated to the rights of the payee against New Valero with respect to such payment, and shall also have a right of contribution in respect of such payment against all other Guarantors pro rata among same based on their respective net fair value as enterprises; provided that such Guarantor shall not enforce any payment by way of subrogation against New Valero or contribution against any other Guarantor so long as any Loans or Unpaid Drawings under the Credit Agreement or any amount payable by New Valero under any Financing Document remains unpaid.

      SECTION 8. Limit of Liability. It is the desire and intent of the undersigned Guarantors and the beneficiaries of this Guarantee that this Guarantee be enforced to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guarantee would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the obligations of New Valero guaranteed hereunder shall be deemed to be reduced ab initio to that maximum amount which would be permitted without causing such Guarantor's obligations hereunder to be subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

      SECTION 9. Notices. Notices and other communications hereunder shall be given in writing in the manner specified in or pursuant to Section 11.01 of the Credit Agreement.

      SECTION 10. Governing Law; Submission to Jurisdiction. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. Each Guarantor hereby (i) submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum; provided, however, that nothing in this Section 11 is intended to waive the right of any party to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law.

      SECTION 11. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, each undersigned Guarantor has caused this Guarantee to be duly executed by its authorized officer as of the day and year first above written.

                              [NAME OF GUARANTOR]

                              By:_________________________________
                                   Name:
                                   Title:

                              [NAME OF GUARANTOR]

                              By:_________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT J

                  VALERO ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of ____________ among VALERO ENERGY CORPORATION ("OLD VALERO"), VALERO REFINING AND MARKETING COMPANY ("NEW VALERO") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                        W I T N E S S E T H

      WHEREAS, Valero Energy Corporation, a Delaware corporation ("OLD VALERO"), PG&E Corporation, a California corporation ("PG&E") and PG&E Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PG&E ("MERGER SUB") have entered into an Agreement and Plan of Merger dated as of January 31, 1997 (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into Old Valero (the "MERGER") and Old Valero will become a wholly-owned subsidiary of PG&E; and

      WHEREAS, pursuant to the Distribution Agreement (as defined in the Merger Agreement), Old Valero and Valero Refining and Marketing Company, a Delaware corporation and a wholly-owned subsidiary of Old Valero ("NEW VALERO"), will consummate the transactions contemplated in Article II of the Distribution Agreement, including the distribution as a dividend by Old Valero to its shareholders of all capital stock of New Valero (the "SPIN-OFF"); and

      WHEREAS, following the consummation of the Spin-Off and the Merger, New Valero intends to change its name to "VALERO ENERGY CORPORATION"; and

      WHEREAS, Old Valero and Salomon Inc have entered into a Purchase Agreement dated as of April 22, 1997 (the "PURCHASE AGREEMENT"), pursuant to which Old Valero will acquire all outstanding capital stock of Basis Petroleum Inc., a Texas corporation ("BASIS"), all on the terms and conditions therein set forth (the "ACQUISITION"); and

      WHEREAS, after the consummation of the Acquisition and prior to the Spin-Off, Old Valero will contribute all outstanding capital stock of Basis to New Valero as a contribution to capital (the "Contribution"); and

      WHEREAS, Loans made to Old Valero by the Banks under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

      WHEREAS, Old Valero proposes to assign to New Valero all of the rights and obligations of Old Valero under the Credit Agreement and New Valero proposes to accept assignment of such rights and assume the corresponding obligations from Old Valero on such terms;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

      SECTION 2. Assignment. Old Valero hereby assigns to New Valero all of the rights of Old Valero under the Credit Agreement and New Valero hereby accepts such assignment from Old Valero and assumes all of the obligations of Old Valero under the Credit Agreement, including, without limitation, the Loans. Upon the effectiveness hereof, (i) New Valero hereby succeeds to the rights and is obligated to perform the obligations of Old Valero under the Credit Agreement and the Notes, and Old Valero is hereby released from all liabilities and obligations thereunder and (ii) New Valero is the Borrower under the Credit Agreement and Old Valero ceases to be a party thereto.

      SECTION 3. Representations and Warranties. Old Valero and New Valero each represent and warrant with respect to itself to the Administrative Agent and each of the Banks that (i) all representations and warranties made by it in the Credit Agreement are true on and as of the Assumption Date and (ii) all conditions to effectiveness of the Assumption set forth in Section 4.03 of the Credit Agreement have been satisfied.

      SECTION 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 5. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This

Agreement shall become effective in accordance with Section 4.03 of the Credit Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              VALERO ENERGY CORPORATION

                              By_________________________
                                  Title:

                              VALERO REFINING AND MARKETING
                                COMPANY

                              By__________________________
                                  Title:

                              MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK,
                                as Administrative Agent

                              By__________________________
                                  Title: